UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed
by the Registrant  ☒                                Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
DENTSPLY SIRONA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dentsply Sirona

2023

Notice of annual meeting of stockholders and proxy statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or “Dentsply Sirona”), will be held:

Date:	Wednesday, May 24, 2023

Time:	8:00 a.m. Eastern Time

Virtual Meeting Location:	http://www.virtualshareholdermeeting.com/XRAY2023

Record Date:	March 27, 2023

Items of Business

1.	to elect the eleven (11) director nominees named in the Company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2023;

3.	to approve, on a non-binding advisory basis, the Company’s executive compensation for 2022;

4.	to approve, on a non-binding advisory basis, the frequency of holding the non-binding advisory vote on the Company’s executive compensation; and

5.	to transact such other business as may properly come before the meeting.

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or “Dentsply Sirona”), which will be held at 8:00 a.m. Eastern Time on Wednesday, May 24, 2023. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the 2023 Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2023. You will also be able to cast your vote electronically at the Annual Meeting. For more information on how to attend and vote your shares at our virtual meeting, please see the section entitled “ABOUT THE MEETING” in the Company’s accompanying proxy statement (the “Proxy Statement”).

We successfully held our Annual Meeting virtually for the first time in 2020 and we have made the decision to hold the Annual Meeting virtually again in 2023. We believe that continuing to hold the Annual Meeting virtually allows us to improve stockholder accessibility, increase communications, reduce costs and protect the health and safety of our stockholders and employees.

Only stockholders of record at the close of business on March 27, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 13320 Ballantyne Corporate Place Charlotte, NC 28277.

On or about April 14, 2023, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com).

Regardless of whether you expect to attend the meeting virtually, please vote in advance of the meeting by using one of the methods described in the Proxy Statement. As a stockholder of record, you may vote your shares (1) electronically at the meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice and in the Proxy Statement. If you virtually attend and vote at the meeting electronically, your vote at the meeting will replace any earlier vote you cast.

By Order of the Board of Directors

Richard C. Rosenzweig

Senior Vice President, Corporate Development, General Counsel and Secretary

13320 Ballantyne Corporate Place

Charlotte, NC 28277

April 14, 2023

Even though you may plan to attend the meeting virtually, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly (if you receive your proxy materials by mail), in which case a return envelope that requires no postage if mailed in the United States is enclosed for your convenience. Telephone and Internet voting information are also provided on your proxy card. Should you attend the meeting virtually, you may revoke your proxy and vote at the virtual meeting.

Forward-Looking Statements

This Proxy Statement contains statements that do not directly and exclusively relate to historical facts which constitute forward-looking statements. The Company’s forward-looking statements represent current expectations and beliefs and involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements and no assurance can be given that the results described in such forward-looking statements will be achieved. Investors are cautioned not to place undue reliance on such forward-looking statements which speak only as of the date they are made. The forward-looking statements are subject to numerous assumptions, risks and uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, macroeconomic conditions, such as recession risks, continued elevated levels of inflation and higher interest rates, that affect our customers, employees, vendors and the economies and communities where they operate. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, including any amendments thereto, and any updating information which may be contained in the Company’s other filings with the Securities and Exchange Commission (“SEC”), when reviewing any forward-looking statement. The Company notes these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either the foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties.

Nothing on our website, including our Sustainability Report, or other websites referenced through this document shall be deemed incorporated by reference into this Proxy Statement.

DENTSPLY SIRONA INC. – Proxy Statement     1

DENTSPLY SIRONA INC. 13320 Ballantyne Corporate Place Charlotte, NC 28277

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (“Dentsply Sirona,” the “Company,” “we,” “us” or “our”) to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 14, 2023, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of March 27, 2023, the Record Date, and our notice of annual meeting, proxy materials, and 2022 Annual Report are first being posted on the website referenced in the Notice (www.proxyvote.com). All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.

Stockholders as of the Record Date are invited to attend our Annual Meeting virtually, which will take place on Wednesday, May 24, 2023, beginning at 8:00 a.m., Eastern Time. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2023. You will also be able to cast your vote electronically at the Annual Meeting.

To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2023. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call technical support at: 1-800-690-6903

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail (if you receive your proxy materials by mail), telephone or the Internet. Specific instructions for voting by telephone or through the Internet are included in the Notice and in this Proxy Statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast. Proxies may also be voted at any adjournment or postponement of the Annual Meeting.

2    DENTSPLY SIRONA INC. – Proxy Statement

2023 PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m., Eastern Time, Wednesday, May 24, 2023

Record Date:	March 27, 2023

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation

1.	Election of the eleven director nominees named in this Proxy Statement	FOR EACH NOMINEE

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2023	FOR

3.	Approval, on a non-binding advisory basis, of the Company’s executive compensation for 2022	FOR

4.	Approval, on a non-binding advisory basis, of the frequency of holding the non-binding advisory vote on the Company’s executive compensation	FOR ONE YEAR AS FREQUENCY

PROPOSAL NO. 1: ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards

Eric K. Brandt Independent	60	2004	Governance	LAM Research Corporation The Macerich Company NortonLifeLock Inc.

Simon D. Campion	51	2022	None	None

Willie A. Deese Independent	67	2011	HR (Chair)	Public Service Enterprise Group, Inc.

Betsy D. Holden Independent	67	2018	Governance (Chair) Human Resources	The Western Union Company National Retail Properties, Inc.

Clyde R. Hosein Independent	63	2020	Audit and Finance Science and Technology	Wolfspeed, Inc.

Harry M. Jansen Kraemer Jr. Independent	68	2016	Governance	Leidos Holdings, Inc. Option Care Health, Inc.

Gregory T. Lucier Independent	58	2019	Human Resources	Berkeley Lights, Inc. Catalent, Inc. Maravai LifeSciences Holdings, Inc.

Jonathan J. Mazelsky Independent	62	N/A	None(1)	IDEXX Laboratories, Inc.

Leslie F. Varon Independent	66	2018	Audit and Finance (Chair)	Hamilton Lane Inc. LAM Research Corporation

Janet S. Vergis Independent	58	2019	Science and Technology (Chair)	Church & Dwight Co., Inc. Teva Pharmaceutical Industries Ltd.

Dorothea Wenzel Independent	54	2022	Audit and Finance	Fresenius Medical Care AG & Co. KGaA

(1)	Upon his election, we anticipate that Mr. Mazelsky will be appointed as a member of the Human Resources Committee and the Science and Technology Committee.

DENTSPLY SIRONA INC. – Proxy Statement     3

2023 PROXY SUMMARY

BOARD AGE AND TENURE

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify on an advisory basis the Company’s selection of independent registered public accountants for 2023. Our Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2023.

PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION FOR 2022

Our named executive officers (the “Named Executive Officers”) as of the end of 2022 were:

•	Simon D. Campion, President and Chief Executive Officer (1)

•	Glenn G. Coleman, Executive Vice President, Chief Financial Officer(2)

•	Andreas G. Frank, Executive Vice President, Chief Business Officer

•	Cord F. Staehler, former Senior Vice President, Chief Technology Officer(3)

•	Cherée H. Johnson, former Senior Vice President, Chief Legal Officer, General Counsel and Secretary(4)

•	John P. Groetelaars, former Interim Chief Executive Officer(5)

•	Barbara W. Bodem, former Interim Executive Vice President, Chief Financial Officer(6)

•	Donald M. Casey Jr., former Chief Executive Officer(7)

•	Jorge M. Gomez, former Executive Vice President, Chief Financial Officer(8)

(1)	Mr. Campion was appointed as our President and Chief Executive Officer and a member of the Company’s Board effective as of September 12, 2022.
(2)	Mr. Coleman was appointed as our Executive Vice President, Chief Financial Officer effective as of September 26, 2022.
(3)	Dr. Staehler was appointed as our Senior Vice President, Chief Technology Officer as of May 1, 2019 and served until March 31, 2023.
(4)	Ms. Johnson was appointed as our Senior Vice President, Chief Legal Officer, General Counsel and Secretary as of February 28, 2022 and served until February 24, 2023.
(5)	Mr. Groetelaars served as our Interim Chief Executive Officer from April 19, 2022 to September 12, 2022.
(6)	Ms. Bodem served as our Interim Executive Vice President, Chief Financial Officer from May 6, 2022 to September 26, 2022.
(7)	On April 19, 2022, the Company announced that Mr. Casey was terminated as the Company’s Chief Executive Officer and ceased to serve as a member of the Company’s Board, effective immediately.
(8)	Mr. Gomez resigned from his position as the Company’s Chief Financial Officer on May 6, 2022.

4    DENTSPLY SIRONA INC. – Proxy Statement

2023 PROXY SUMMARY

We are asking our stockholders to approve on an advisory basis the Company’s executive compensation for 2022. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our Named Executive Officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Human Resources Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

PROPOSAL NO. 4: NON-BINDING ADVISORY VOTE: FREQUENCY OF NON-BINDING ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to indicate how frequently they believe we should seek a non-binding advisory say-on-pay vote. At the Company’s 2017 Annual Meeting, the majority of our stockholders voted to advise us to include a say-on-pay proposal every year, and the Board determined that the Company will hold an advisory stockholder vote on the compensation of our Named Executive Officers every year. A non-binding advisory vote on the frequency of say-on-pay proposals must be held at least once every six years, including this year. Accordingly, we are seeking a non-binding advisory determination from our stockholders as to the frequency with which we should present a say-on-pay vote to the stockholders. Stockholders have the option of selecting a frequency of three years, two years, one year, or abstaining. For the reasons described in “Proxy Item No. 4: Non-Binding Advisory Vote on Frequency of Holding Non-Binding Advisory Vote on the Company’s Executive Compensation,” our Board recommends a vote for every “ONE YEAR” as the frequency for a non-binding advisory vote on the compensation of our Named Executive Officers.

DENTSPLY SIRONA INC. – Proxy Statement     5

ABOUT THE MEETING

Q. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of March 27, 2023, the Record Date, and are entitled to vote. This Proxy Statement summarizes the information you need to know in order to cast a vote at the meeting.

Q. What Am I Voting On?

You are voting on four items:

•	Proposal No. 1: Election of eleven (11) director nominees named in this Proxy Statement (see page 10);

•	Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2023 (see page 97);

•	Proposal No. 3: Approval, on a non-binding advisory basis, of the Company’s executive compensation for 2022 (see page 99); and

•	Proposal No. 4: Approval, on a non-binding advisory basis, of the frequency of holding the non-binding advisory vote on the Company’s executive compensation (see page 101).

Q. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*

BY INTERNET www.proxyvote.com*

BY MAIL completing and returning your proxy card

AT THE VIRTUAL MEETING by electronic vote at the virtual meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 23, 2023.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker or by a bank, trustee, or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, trustee, or other nominee. If you hold your shares in street name and wish to vote at the meeting electronically, you must first obtain a legal proxy issued in your name from your broker, bank, trustee or other nominee.

Q. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of the eleven director nominees named in this Proxy Statement	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2023	FOR
Approval, on a non-binding advisory basis, of the Company’s executive compensation for 2022	FOR
Approval, on a non-binding advisory basis, of the frequency of holding the non-binding advisory vote on the Company’s executive compensation	FOR ONE YEAR AS FREQUENCY

6    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

Q. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Simon D. Campion and Richard C. Rosenzweig, or either of them, to vote your shares at their discretion.

Q. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date of March 27, 2023 are entitled to receive notice of and to participate virtually in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

Q. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date.

Q. How Many Votes Can Be Cast by All Stockholders?

On the Record Date there were 212,466,141 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

Q. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the Record Date, or approximately 106,233,071 votes, must be present virtually, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee but your broker, bank, trustee or other nominee has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals.

We urge you to vote by proxy even if you plan to attend the meeting virtually so that we will know as soon as possible that a quorum has been achieved.

Q. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director in an uncontested election when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our By-Laws, each director-nominee has submitted an irrevocable conditional letter of resignation that becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director-nominee is not elected by a majority of the votes cast, the Corporate Governance and Nominating Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

DENTSPLY SIRONA INC. – Proxy Statement     7

ABOUT THE MEETING

With respect to Items 2 and 3, the affirmative vote of a majority of the votes cast is required for approval, assuming a quorum is present. With respect to Item 3, because your vote is advisory, it will not be binding upon the Board; however, the Human Resources Committee and the Board have in the past considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements. With respect to Item 4, the affirmative vote of a majority of the votes cast is required for approval, assuming a quorum is present, however, if none of the three frequency choices receives a majority, the choice that receives the plurality of votes cast will be considered approved on a non-binding advisory basis.

Brokers have discretionary authority to vote with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority to vote with respect to the other proposals. Abstentions and broker non-votes will therefore have no effect on Items 1, 3 and 4.

Q. What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held in “street name” (i.e., of record by a broker, bank, trustee, or other nominee), you must instruct the broker, bank, trustee or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank, trustee or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. For the 2023 meeting, your broker does not have discretionary authority to vote on the election of directors, on the advisory vote to approve the Company’s executive compensation (or, “Say-on-Pay” vote) or on the advisory vote on the frequency of holding the Say-on-Pay vote, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, casting a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 23, 2023), or sending a written notice of revocation to our Corporate Secretary at Dentsply Sirona’s Corporate Headquarters, 13320 Ballantyne Corporate Place, Charlotte, NC 28277. If you attend the meeting and wish to vote at the meeting, you may request that your previously submitted proxy be revoked and cast a vote at the meeting.

Q. What is the Deadline to Submit a Proposal pursuant to Rule 14a-8 for the 2024 Annual Meeting?

The Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders was released on April 14, 2023. Accordingly, stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2024 must be received by the Company no later than December 16, 2023, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the Proxy Statement and proxy relating to that meeting. See “Other Matters – Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders outside of Rule 14a-8.

Q. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of SEC rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.

The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 14, 2023.

8    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

Q. Who Can Attend the Annual Meeting Virtually?

Any Dentsply Sirona stockholder as of the close of business on the Record Date may attend the virtual meeting. To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2023. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:45 a.m. Eastern Time on May 24, 2023. The meeting will begin promptly at 8:00 a.m. Eastern Time on May 24, 2023.

If you hold your shares in street name and wish to attend and vote at the meeting virtually, please obtain instructions on how to attend and vote at the meeting virtually from your broker, bank, trustee or other nominee.

Q. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	Item No. 1: FOR each of the eleven director nominees named in this Proxy Statement;

•	Item No. 2: FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2023;

•	Item No. 3: FOR the approval, by non-binding advisory vote, of the Company’s executive compensation for 2022; and

•	Item No. 4: FOR the approval, by non-binding advisory vote, of ONE YEAR as the frequency of holding the non-binding advisory vote on the Company’s executive compensation.

Q. What if I participate in the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan (“ESOP”)?

If you participate in a Company stock fund under the ESOP and had shares of our common stock associated with your account on the record, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of the ESOP. If your accounts inside and outside of the ESOP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your ESOP account.

Shares of common stock in the ESOP will be voted by T. Rowe Price Retirement Plan Services, Inc., as trustee of the ESOP. ESOP participants in a Company stock fund should submit their voting instructions to T. Rowe Price by using the toll-free telephone number or indicating their instructions over the Internet, in each case pursuant to the instructions in the notice provided by T. Rowe Price, or by submitting an executed proxy card. Voting instructions regarding ESOP shares must be received by 11:59 p.m. Eastern Time on Tuesday, May 23, 2023, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our ESOP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to T. Rowe Price.

All voting instructions from ESOP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the instructions of the Company.

DENTSPLY SIRONA INC. – Proxy Statement     9

PROXY ITEM NO. 1:

ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance and Nominating Committee recommended and our Board has nominated eleven directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Mr. Groetelaars, who served as our interim Chief Executive Officer and as a Director in 2022, is not standing for election to the Board at the Annual Meeting of Stockholders. Accordingly, Mr. Groetelaars will no longer be serving on our Board following the Annual Meeting of Stockholders on May 24, 2023.

All current directors of our Company who are nominees and Mr. Jonathan J. Mazelsky have agreed to serve if elected. Mr. Mazelsky has served as President and CEO of IDEXX Laboratories, Inc. (“IDEXX”) since October 2019. Prior to that, Mr. Mazelsky served as Interim President and CEO of IDEXX from June 2019 to October 2019, and he was an Executive Vice President responsible for IDEXX’s North American Companion Animal Group Commercial Organization and key elements of the innovation portfolio, including IDEXX VetLab® in-house diagnostics, Diagnostic Imaging, Veterinary Software and Services, Rapid Assay and Telemedicine lines of business, from August 2012 to June 2019. Before joining IDEXX, Mr. Mazelsky was a Senior Vice President and General Manager from 2010 to 2012 of Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics (now named Royal Philips). Previously he held a series of other leadership roles with increasing responsibilities during his tenure at Philips beginning in 2001. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips. He also served as a General Manager of the Medical Consumables Business Unit at Agilent Technologies from 1997 to 2000. From 1988 to 1996, Mr. Mazelsky held a number of roles at Hewlett Packard in finance, marketing and business planning. All proxies will be voted in favor of each nominee as a director of our Company.

Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes.

Our Board has determined that, in its judgment, with the exception of Simon D. Campion, our current President and Chief Executive Officer, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this Proxy Statement.

For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 31.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Board Diversity, Tenure and Independence

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse race, ethnicity, global perspectives and gender, along with varied skills and experiences, contributes to a balanced and effective Board. The Company’s Corporate Governance Guidelines/Policies further emphasize our policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, ensures that candidates with a diversity of race, ethnicity and gender, as well as global perspectives, are included in each pool of candidates from which Board nominees are chosen and actively considers for selection as directors persons who meet such criteria. Additionally, the Corporate Governance and Nominating Committee seeks to ensure periodic Board refreshment by maintaining an appropriate mix of short, medium and long tenured Directors.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

2022 Board Diversity Matrix
Total Number of Director Nominees	11
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	4	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Director Biographies

Set forth below are the biographies of our Director nominees up for election or re-election at our Annual Meeting.

12    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Eric K. Brandt

Director since 2004

(Non-Executive Chairman since 2017)

Independent

Age: 60

Board Committees:

•  Corporate Governance and Nominating Committee

Other Public Company Boards:

•  LAM Research Corporation

•  The Macerich Company

•  NortonLifeLock Inc.

Mr. Brandt has served as Non-Executive Chairman of the Board since September 28, 2017. Mr. Brandt previously served as Senior Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, from 2007 to 2009 and then as Executive Vice President and Chief Financial Officer with Broadcom from 2010 to 2016. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and from 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was a Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. He serves on the Board of Directors for LAM Research Corporation as the Chair of its Compensation and Human Resources Committee and as a member of its Nominating and Governance Committee, on the Board of Directors of The Macerich Company as a member of its Compensation Committee and as Chair of its Capital Allocation Committee, and on the Board of Directors of NortonLifeLock Inc. as Chair of its Audit Committee. Mr. Brandt also served as a director of Yahoo! Inc. from 2016 to 2017, as Chairman of the Board of Directors of Altaba Inc. (formerly Yahoo! Inc.) from January 2017 through December 31, 2021, and has served as Altaba’s Lead Independent Director since January 1, 2022.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Brandt has significant business experience, including leadership roles as an executive and board member of public companies.

Public Company Governance Experience

Mr. Brandt serves and has served on boards of directors of several public companies, including as Chairman, obtaining valuable experience in public company governance matters.

Business Development Experience

Mr. Brandt’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience, including in business development and corporate strategy development.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Simon D. Campion
Director since 2022 Age: 51

Simon D. Campion has served as our President and Chief Executive Officer and as a member of the Company’s Board of Directors since September 12, 2022. Prior to joining Dentsply Sirona, Mr. Campion served as the Executive Vice President and President of the Medical Segment of Becton, Dickinson and Company (“BD”), a position held beginning in July 2022. Prior to that, Mr. Campion served as the Executive Vice President and President of the Interventional segment for BD since September 2018 and, prior to that, he was president of the BD Surgery business unit, where he integrated legacy C. R. Bard, Inc. (“Bard”) and BD product platforms into an integrated surgery offering. Mr. Campion joined Bard in 2008 and held leadership roles in numerous Bard businesses in the U.S. and Internationally. Prior to Bard, he held marketing and R&D roles at Cook Medical and Boston Scientific. Mr. Campion holds a Ph.D. in Mechanical Engineering from the University of Limerick in Ireland and a Master of Business Administration from The Open University in the United Kingdom.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member

Also serving as the Chief Executive Officer of the Company, Mr. Campion possesses a wide range of business and development skills, with significant history of success in large companies.

Medical Device or Industry Experience Mr. Campion has worked for over two decades in the global health care field, in various key and executive positions.
Capital Allocation/Deployment Experience Mr. Campion has a deep understanding of growth and management of Company assets, and has a strong record of corporate success and development.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Willie A. Deese
Director since 2011 Independent Age: 67 Board Committees: • Human Resources Committee (Chair) Other Public Company Boards: • Public Service Enterprise Group, Inc.

Mr. Deese retired from Merck & Co., Inc., a global pharmaceutical company, on June 1, 2016 after serving as Executive Vice President beginning in 2008 and President of the Merck Manufacturing Division beginning in 2005. He was also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Formerly, Mr. Deese served as a member of the Board of Trustees of North Carolina A&T State University from 2007 to 2015. In addition, Mr. Deese served as the Chair of the Board of Trustees of North Carolina A&T State University from 2011 to 2013. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Senior Vice President of Procurement at SmithKlineBeecham. He serves on the Board of Directors of the Public Service Enterprise Group, Inc. as Chair of its Corporate Governance Committee, a member of its Compensation Committee and as a member of its Audit Committee.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Deese has significant business experience, including leadership roles as an executive and board member of public companies.
Medical Device or Industry Experience Mr. Deese’s leadership roles have included executive positions in companies involved with regulated medical products.

Manufacturing Experience

In his role as Executive Vice President and President of the Merck Manufacturing Division, Mr. Deese was responsible for the company’s global manufacturing, procurement, and distribution and logistics functions.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Betsy D. Holden

Director since 2018

Independent

Age: 67

Board Committees:

•  Corporate Governance and Nominating Committee (Chair)

•  Human Resources Committee

Other Public Company Boards:

•  National Retail Properties, Inc.

•  The Western Union Company

Ms. Holden serves on the Food Chain Advisory Board and several private portfolio company boards for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products. She previously served as a Senior Advisor to McKinsey & Company, a global management consulting company, from April 2007 to December 2020, leading strategy, marketing and board effectiveness initiatives for clients in consumer goods, pharma, medical products and financial services. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. From 2001 to 2003, she was Co-Chief Executive Officer of Kraft Foods and from 2000 to 2003, she was Chief Executive Officer of Kraft Foods North America. Additional positions at Kraft included President, Global Marketing and Category Development and Executive Vice President, with oversight of operations, IT, procurement, research and development, and marketing services, as well as multiple business unit President and line management assignments. Under her leadership, Kraft was a food industry leader in sales force excellence, new product successes and marketing and digital innovation. While at Kraft, Ms. Holden led the successful acquisition and integration of Nabisco Group Holdings and the subsequent initial public offering of the company. Ms. Holden was selected as a 2015 NACD Directorship 100 honoree and was inducted into the Chicago Business Hall of Fame in 2016. Ms. Holden serves on the executive committees of the Duke University Board of Trustees and the Global Advisory Board of the Kellogg School of Management. She serves on the Board of Directors for Western Union Company as the Chair of its Corporate Governance, ESG, and Public Policy Committee and member of its Compensation and Benefits Committee and on the Board of Directors of National Retail Properties, Inc. as the Chair of its Compensation Committee and a member of its Audit Committee. Ms. Holden is also President of the Off the Street Club Board. Ms. Holden previously served on the boards of Diageo plc, Catamaran Corporation, Kraft Foods, Tupperware, Tribune Company and Time Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive and Board Member

Ms. Holden has served as Chief Executive Officer of a large public company and as a board member and consultant to multiple large, international, public companies.

Experience in Marketing/Sales

Ms. Holden has held numerous leadership roles in marketing and product management, both as an executive and in her current role as a consultant, successfully implementing growth strategies, novel ideas and marketing plans to win in competitive industries.

Public Company Governance Experience

Ms. Holden has extensive corporate governance experience serving on nine public boards over the last 20 years and on multiple audit, compensation and nominating committees.

16    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Clyde R. Hosein
Director since 2020 Independent Age: 63 Board Committees: • Audit and Finance Committee • Science and Technology Committee Other Public Company Boards: • Wolfspeed, Inc.

Mr. Hosein has served as Chief Financial Officer of AliveCor Inc., a medical device and AI company producing ECG hardware and software for consumer mobile devices, since March 2021. Prior to AliveCor, Mr. Hosein served as Chief Financial Officer of Automation Anywhere, Inc., an enterprise software provider of robotic process automation, from December 2017 to March 2021. From August 2013 to May 2017, he served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a publicly traded provider of software-as-a-service cloud-based business communications solutions. Prior to this, Mr. Hosein served from June 2008 to October 2012 as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation. Mr. Hosein has been a member of the Board of Directors of Wolfspeed, Inc. (formerly Cree, Inc.) since December 2005.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Hosein has significant business experience, including leadership roles as an executive and board member of an international public company.
Understanding and Previous Work with Information Technology Mr. Hosein has extensive business experience with information technology and management within large global organizations.
Financial Literacy In his various leadership roles, Mr. Hosein obtained extensive knowledge of accounting and financial matters.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Harry M. Jansen Kraemer Jr.

Director since 2016

(Sirona Director since 2006)

Independent

Age: 68

Board Committees:

•  Corporate Governance and Nominating Committee

Other Public Company Boards:

•  Leidos Holdings, Inc.

•  Option Care Health, Inc.

Mr. Kraemer has served as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries, since April 2005, and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International beginning in 1995, Chairman of the Board beginning in January 1, 2000, President beginning in 1997 and Chief Executive Officer beginning in January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. He previously served on the board of directors of VWR Corporation.

Selected Key Qualifications and Experience:
Experience with Governance of Public Companies Mr. Kraemer serves and has served on boards of directors of several public companies, obtaining valuable experience in public company governance matters.
Capital Allocation/Deployment Experience Mr. Kraemer has actively participated in decisions concerning investing and capital allocation in his prior and current roles.
Business Development Experience Mr. Kraemer has significant experience with complex transactions, both as a former executive of large companies and in his current role at a private equity firm.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Gregory T. Lucier
Director since 2019 Independent Age: 58 Board Committees: • Human Resources Committee Other Public Company Boards: • Berkeley Lights, Inc. • Catalent, Inc. • Maravai LifeSciences Holdings, Inc.

Mr. Lucier has served as the Chief Executive Officer of Corza Health, a life sciences company, since 2018 and is an over 30 year veteran of the healthcare industry. Prior to Corza Health, Mr. Lucier was Chairman and Chief Executive Officer of NuVasive, a global technology leader in minimally invasive spine and orthopedic surgery, from 2015 to 2018. Prior to NuVasive, from 2003 to 2014, Mr. Lucier served as Chairman and CEO of Life Technologies – formerly Invitrogen. Mr. Lucier’s early career included roles as a corporate officer of General Electric Company and as an executive at GE Medical Systems Information Technologies.

Selected Key Qualifications and Experience:
Large Company Experience as Executive and as a Board Member Mr. Lucier has significant business experience, including leadership roles as an executive and board member of public companies.

Medical Device or Industry Experience

Mr. Lucier has held numerous leadership roles, including as Chief Executive Officer and Chairman, with a significant history of success for several medical device and life science businesses.

Business Development Experience

Mr. Lucier’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Jonathan J. Mazelsky

Independent

Age: 62

Board Committees:

•  None(1)

Other Public Company Boards:

•  IDEXX Laboratories, Inc.

(1)  Upon his election, we anticipate that Mr. Mazelsky will be appointed as a member of the Human Resources Committee and as a member of the Science and Technology Committee

Mr. Mazelsky has served as President and CEO of IDEXX Laboratories, Inc. since October 2019. Prior to that, Mr. Mazelsky served as Interim President and CEO of IDEXX from June 2019 to October 2019, and he was an Executive Vice President responsible for IDEXX’s North American Companion Animal Group Commercial Organization and key elements of the innovation portfolio, including IDEXX VetLab® in-house diagnostics, Diagnostic Imaging, Veterinary Software and Services, Rapid Assay and Telemedicine lines of business, from August 2012 to June 2019. Before joining IDEXX, Mr. Mazelsky was a Senior Vice President and General Manager from 2010 to 2012 of Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics (now named Royal Philips). Previously he held a series of other leadership roles with increasing responsibilities during his tenure at Philips beginning in 2001. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips. He also served as a General Manager of the Medical Consumables Business Unit at Agilent Technologies from 1997 to 2000. From 1988 to 1996, Mr. Mazelsky held a number of roles at Hewlett Packard in finance, marketing and business planning. Mr. Mazelsky holds an undergraduate degree in Mathematics from the University of Rochester and an MBA from the University of Chicago.

Selected Key Qualifications and Experience:
Large Company Experience as an Executive Mr. Mazelsky has an extensive history of successfully leading large global companies and businesses throughout his career.
Medical Device or Industry Experience Mr. Mazelsky has several decades of experience leading global enterprises in healthcare markets.
International Business Experience Mr. Mazelsky’s tenure in international business leadership positions provides significant experience and expertise to the Board of Directors.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Leslie F. Varon
Director since 2018 Independent Age: 66 Board Committees: • Audit and Finance Committee (Chair) Other Public Company Boards: • Hamilton Lane Inc. • LAM Research Corporation

Ms. Varon served as Chief Financial Officer of Xerox Corporation, a document solutions company, from November 2015 through December 2016, during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly VP Investor Relations from March 2015 through October 2015. Previously she served Xerox as VP Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake. Ms. Varon serves on the Board of Directors for Hamilton Lane Inc. and LAM Research Corporation.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Varon has significant business experience, including leadership roles as an executive.
Capital Allocation/Deployment Experience Ms. Varon has a substantial record of financial experience and proper maintenance of a large corporation, including as a Chief Financial Officer.

Business Development Experience

Ms. Varon has an extensive history working with large transactions and business transformation in a public company, and has a deep understanding of business deals and growth.

DENTSPLY SIRONA INC. – Proxy Statement     21

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Janet S. Vergis
Director since 2019 Independent Age: 58 Board Committees: • Science and Technology Committee (Chair) Other Public Company Boards: • Church & Dwight Co., Inc. • Teva Pharmaceuticals Industries Ltd.

Ms. Vergis has over 35 years of experience in the healthcare industry and recently served as an executive advisor to private equity firms from 2013 to 2019. Prior to her advisory role she was the Chief Executive Officer of OraPharma,lnc., a privately held, specialty pharmaceutical company focusing on oral health. In that role, she led the turnaround of the business and its subsequent successful sale. Preceding her role at OraPharma, Ms. Vergis managed a $6 billion portfolio at Johnson & Johnson (NYSE: JNJ) as President of Janssen Pharmaceuticals, McNeil Pediatrics, and Ortho-McNeil Neurologies. Ms. Vergis contributed to a number of Johnson & Johnson companies during her career, serving as a member of company management boards for over 10 years and holding positions of increasing responsibility in research and development, new product development, sales, and marketing. Ms. Vergis serves on the Board of Directors for Church and Dwight Co., Inc. (NYSE: CHD), Teva Pharmaceutical Industries Ltd. and on the Board of Directors of SGS SA., and previously served on the Board of Directors of Amneal Pharmaceuticals, Inc. She is also Chair of The Biotechnology Advisory Board and a member of the Dean’s Advisory Counsel for the Eberly College of Science as well as Vice-Chair of the Corporate and Foundation Relations Advisory Board at Penn State. Ms. Vergis earned a B.S. degree in Biology and an M.S. degree in Physiology from The Pennsylvania State University.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Vergis has significant business experience, including leadership roles as an executive.
Medical Device or Industry Experience Ms. Vergis has worked for over three decades in the global healthcare field, including in various key advisory and executive positions.

Capital Allocation/Deployment Experience

Ms. Vergis has a substantial record of financial experience and proper maintenance of a large corporation, including an extensive history working with large transactions and business transformations.

22    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Dorothea Wenzel
Director since 2022 Independent Age: 54 Board Committees: • Audit and Finance Committee Other Public Company Boards: • Fresenius Medical Care AG & Co. KGaA

Dr. Dorothea Wenzel served for Merck KGaA, Darmstadt Germany, from June 2004 to August 2021, most recently as Executive Vice President and Head of the Surface Solutions Business Unit beginning in 2019. Previously, in 2018, she was CFO of the Performance Materials Division and from 2014 to 2018 Dr. Wenzel headed the Fertility Franchise in the Healthcare division and, prior to that, from 2006 to 2013, she was the CFO of the Healthcare Division. Prior to joining Merck KGaA, Darmstadt Germany, Dr. Wenzel held a number of finance and business positions in the health care industry at AXA Krankenversicherung AG and Medvantis Holding AG and worked for several years as consultant and engagement manager at McKinsey & Comp. Dr. Wenzel was also a Member of the Staff of the Committee for the Sustainability of the Financing of the Social Security Systems of the Federal Ministry of Health (Germany). Dr. Wenzel serves on the Board of Fresenius Medical Care AG & Co. KGaA as Lead Independent Director and on the Board of H. Lundbeck S/A as Chair of the Audit Committee. Dr. Wenzel holds a doctorate in Health Economics and a diploma in business & computer sciences from the Technical University of Darmstadt.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Dr. Wenzel has significant business experience, including leadership roles as an executive.
Medical Device or Industry Experience Dr. Wenzel has worked for over three decades in the global healthcare field, including in various key advisory and executive positions.
Capital Allocation/Deployment Experience Dr. Wenzel has a deep understanding of growth and management of Company assets, and has a strong record of corporate success and development.

DENTSPLY SIRONA INC. – Proxy Statement     23

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	•	•	•	•	•	•	•	•	•	•	•	11
Extensive Knowledge of DENTSPLY SIRONA History and Industry allows our Board of Directors to learn from our history and what works for our company.	•		•	•		•			•			5
Medical Device or Industry Experience is important in understanding innovation and developments in the larger field.	•	•			•	•	•	•		•	•	8
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	•	•	•	•	•	•	•	•	•	•	•	11
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	•	•	•	•	•	•	•	•	•	•	•	11
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.	•		•	•	•	•	•	•	•	•	•	10
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.	•	•	•	•		•	•	•		•	•	9
Manufacturing Experience helps in understanding the balance between efficiency and the highest level of quality controls.	•	•	•	•	•	•	•	•				8
Experience in HR and Talent Management allows directors to help us hire, motivate, and retain the best employees.	•	•	•	•	•	•	•	•	•	•	•	11
Understanding of and Previous Work with Information Technology will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and technology.	•		•	•	•	•	•			•	•	8
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	•	•	•	•	•	•	•	•	•	•	•	11
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	•	•	•	•	•	•	•	•	•	•	•	11
Quality and Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.		•	•	•		•	•			•		6
Prior Work in Research and Development allows directors to understand the potential for new and innovative technologies and how to facilitate them.			•	•		•	•			•	•	6
Qualified Financial Experts have met Sarbanes-Oxley Act requirements meant to improve disclosures and prevent improper financial practice.	•		•	•	•	•	•		•		•	8
Enterprise Risk Management, including business continuity and cyber security, allows our company to thrive in a rapid-paced and technology-driven market.	•	•	•	•	•	•	•	•	•	•	•	11

Recommendation of the Board

The Board unanimously recommends a vote FOR

the election of each director nominee listed above

24    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to high standards of corporate governance as an essential element of delivering long-term stockholder value. We have implemented many governance best practices, including the following:

Board Structure and Independence

•  All Directors are independent except for the President and Chief Executive Officer

•  Independent Non-Executive Chair

•  Diverse and highly skilled Board that provides a range of viewpoints

•  Consideration of optimal Board leadership structure for the Company

•  Periodically rotating the chairs of the Board committees

•  Executive sessions held by the Chair at each regular Board and Committee meeting without management present

•  Perform regular Board, Committee and Board member evaluations

Stockholder Rights

•  3%, 3-year proxy access bylaw

•  Annual election of all Directors

•  Majority voting for all Directors in uncontested elections, coupled with irrevocable conditional resignations of directors memorialized in the Company’s By-Laws

•  No supermajority voting provisions

•  No “poison pill” rights plan

Board Oversight	• Board oversight of enterprise risk management • Board monitors the Company’s workplace culture and values • Reviews key talent and succession on an at least annual basis
Board Education

•  New Directors participate in an orientation consisting of introductory meetings with business and functional leaders and senior management

•  Directors are encouraged to enroll in director continuing education programs at the Company’s expense

•  Prior to the COVID-19 pandemic, Directors periodically participated in site visits to facilities

•  Directors participated in educational sessions concerning various critical issues and topics such as environmental, social and governance (“ESG”), cybersecurity, talent oversight, digital platforms and solutions, and strategy

•  The Science and Technology Committee has created an independent Scientific Advisory Board, which is composed of leading experts, to support the Committee’s mandate and ensure it receives the best external insights related to R&D activities

Corporate Governance Practices

•  No hedging or pledging transactions in our securities

•  Policy on public company board service

•  Regular Board and Committee refreshment

•  Code of Conduct for Directors with an annual certification requirement

•  Mandatory retirement age of 75 for all Directors

•  Annual Board and Committee performance assessments, including a third-party Board, Committee and Board member assessment provided by a leading third-party advisor in 2023

•  Clawback policy allowing recoupment of compensation

•  Stock ownership guidelines for executives and Directors

•  Pay for performance compensation policies

The Board of Directors and its Committees

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters that require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives. The following table provides information about the anticipated composition of the Board committees following the Annual Meeting.

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Committees of the Board of Directors
Audit and Finance Committee				●				C		●
Corporate Governance and Nominating Committee	●		C		●
Human Resources Committee		C	●			●	●
Science and Technology Committee				●			●		C

(1)	Upon his election, we anticipate that Mr. Mazelsky will be appointed as a member of the Human Resources Committee and the Science and Technology Committee

Our Board currently has four standing committees, the Audit and Finance Committee, the Corporate Governance and Nominating Committee, the Human Resources Committee, and the Science and Technology Committee. The Executive Committee was dissolved by the Board of Directors on May 24, 2022. Each of the committees has a written charter that is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each of these committees is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with the listing standards of The Nasdaq Global Select Market. Our Board met ten times in 2022. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2022. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we encourage all directors to attend the virtual meeting, and all of our directors attended the last Annual Meeting of Stockholders.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

Members	Primary Functions	Meetings in 2022

Audit and Finance Committee Leslie F. Varon (Chair)(1) Clyde R. Hosein(1) Janet S. Vergis(2) Dorothea Wenzel(1)

•   Selecting and retaining the independent registered public accounting firm and setting that firm’s compensation

•   Pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm

•   Managing and overseeing the Company’s financial reporting, including annual and quarterly financial statements and earnings releases, significant financial reporting issues and judgments, and any major issues regarding the adequacy of internal controls, and discussing such matters with the Company’s management, internal audit and independent accountants

•   Assessing and discussing with management the Company’s major enterprise risk exposures and the steps that have been taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, systems and processes

32

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Members	Primary Functions	Meetings in 2022

Corporate Governance and Nominating Committee Betsy D. Holden (Chair) Eric K. Brandt Harry M. Jansen Kraemer Jr.	• Identifying and recommending individuals as nominees to serve on the Board • Reviewing and recommending Board policies and governance practices and appraising the performance of the Board and its individual members • Managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance • Overseeing and coordinating the Company’s management of ESG matters, including identifying ESG trends and issues and overseeing the development of metrics related to ESG performance	5

Human Resources Committee Willie A. Deese (Chair) Betsy D. Holden Arthur D. Kowaloff(3) Gregory T. Lucier

•   Evaluating and administering compensation levels for all senior executives of the Company

•   Reviewing and evaluating employee compensation generally and employee benefit plans

•   Overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs

•   Reviewing the Company’s talent management and succession to help the Company hire, motivate, and retain the best employees

•   Overseeing, in coordination with the Corporate Governance and Nominating Committee, ESG matters with respect to human capital management and executive compensation, including by overseeing the development of metrics relating to ESG performance

		6

Executive Committee(4) Eric K. Brandt (Chair) Donald M. Casey Jr.(5) Betsy D. Holden Gregory T. Lucier	• Acting on behalf of the Board when the full Board is not in session, including by overseeing the restructuring of the Company and its business and associated matters and reviewing the Company’s financial performance	2

Science and Technology Committee Janet S. Vergis (Chair) Donald M. Casey Jr.(5) John P. Groetelaars(6) Clyde R. Hosein	• Assisting the Board in its oversight of the Company’s scientific and technological direction • Providing advice and feedback to the Board and senior management on scientific and technological matters affecting the Company • Periodically reviewing and examining the Company’s research and development activities, investments, portfolio and technological initiatives • Supported by an independent Dental and Scientific Advisory Board which is composed of leading experts	4

(1)	Each of Ms. Varon, Mr. Hosein and Dr. Wenzel has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

(2)	Ms. Vergis served on the Audit and Finance Committee until February 6, 2023.

(3)

Mr. Kowaloff served on the Human Resources Committee until the 2022 Annual Meeting of Stockholders at which time he did not stand for re-election due to reaching the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines/Procedures.

(4)	On May 24, 2022 the Executive Committee was dissolved by the Board of Directors.

(5)	Mr. Casey served on the Executive Committee and the Science and Technology Committee until April 19, 2022.

(6)

Mr. Groetelaars was appointed as a Director on April 5, 2022 and as a member of the Science and Technology Committee on May 24, 2022 and will serve on the Science and Technology Committee until the Annual Meeting but will not be standing for re-election to the Board at the Annual Meeting.

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Leadership Structure of the Board of Directors

Non-Executive Chairman of the Board

The roles of non-executive Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe that having a non-executive Chairman is in the best interests of the Company and our stockholders at this time. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Campion to focus on managing the Company’s business and operations, and allows Mr. Brandt to focus on Board matters. Further, we believe that the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

We believe that our governance structure provides effective oversight of the Board because:

•	we have an appropriate balance between the two roles of Chairman and Chief Executive Officer;

•	the Board has established and follows robust Corporate Governance Guidelines/Policies, as discussed below;

•	each member of the Board, other than Mr. Campion, is independent pursuant to the listing standards of The Nasdaq Global Select Market; and

•	the membership of each of the Audit and Finance Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is comprised solely of independent directors.

Independent Lead Director

Our Chairman is an independent director and therefore the Board has not designated a Lead Independent Director. However, our Corporate Governance Guidelines/Policies provide that if we were to appoint a Lead Independent Director in the future, such individual shall, among others roles: (1) call for and preside at executive sessions of the independent directors; (2) serve as a liaison between the Chairman and the independent directors; (3) collaborate with the Chairman to prepare the agenda for Board meetings and approve such agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items, and approve information sent to the Board; (4) be available for consultation with other directors, and apprise the Chairman and the Chief Executive Officer, as appropriate, of activities of the Board in executive sessions of the independent directors; (5) if requested by major shareholders, ensure that he or she is available for consultation and direct communication; (6) lead succession planning with respect to the Chief Executive Officer; and (7) lead the evaluation and performance of the Chief Executive Officer.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Corporate Governance Guidelines/Policies and Committee Charters

We have adopted Corporate Governance Guidelines/Policies to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines/Policies at least annually. Copies of these Guidelines/Policies as well as the Charter for each standing committee of our Board can be found at the “Company — Investors — Governance — Documents & Charters” section of our website at www.dentsplysirona.com.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, executive officers, and employees. A copy of the Code of Ethics is available at the “Company — Investors — Governance — Documents & Charters” section of our website at www.dentsplysirona.com.

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Board Assessment Process

The Board recognizes the importance of regularly assessing its effectiveness and continuously improving. On an annual basis, the Board conducts a robust, formal performance assessment. In 2023, a full board and committee level assessment was facilitated by The Board Effectiveness Practice of Russell Reynolds Associates in conjunction with Wachtell, Lipton, Rosen & Katz. The Chair of our Corporate Governance and Nominating Committee, in coordination with our Chairman, oversees the assessment process. Directors were asked to provide feedback on the performance of the Board and the Committees and the overall board performance and effectiveness. The Chair lead a process around individual Director feedback. The Board then uses the results of the annual assessment to make enhancements and continue to improve Board effectiveness. In addition to the formal process, our Chairman has regular one-on-one discussions with the other members of the Board and conveys feedback from the Board to our Chief Executive Officer.

Risk Oversight

The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, business continuity risks, ESG risks, cyber-security risks, financial risks including infrastructure, talent management and human capital and workforce related risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. The Company has robust internal processes to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company may face;

•	establishing and assessing processes for managing those risks;

•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and

•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and manage such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. Specifically, the Audit and Finance Committee, pursuant to its charter, regularly assesses and discusses with management the Company’s major enterprise risk exposures and the steps that have been taken to monitor and control such exposures. The Audit and Finance Committee and the other committees meet regularly and report back to the full Board. The Corporate Governance and Nominating Committee is responsible for overseeing management of risks related to our environmental and governance practices, and coordinates with the Human Resources Committee on overseeing management of risks related to our social practices. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them. At least annually, the Board reviews our Chief Executive Officer succession planning. In performing these functions, each committee has full access to management, as well as the ability to engage advisors. See “The Board of Directors and its Committees” above for more information regarding the roles and responsibilities of the Board committees.

The Board and the Audit and Finance Committee, pursuant to its Charter, oversee the Company’s management of cybersecurity risk. The Audit and Finance Committee regularly briefs the full Board on these matters, and the full Board and the Audit and Finance Committee receive updates multiple times throughout the year and ad-hoc briefings from the Chief Information Officer on the Company’s cybersecurity program, including information about cyber risk management governance and the status of projects to strengthen cybersecurity controls

Also, the Company’s leadership structure, discussed in “Leadership Structure of the Board of Directors” above, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

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Beyond: Taking Action for a Brighter World

The Board has oversight of the Company’s sustainability strategy through the Corporate Governance and Nominating Committee which oversees the management of risks related to our environmental, social and governance practices, including identifying relevant ESG trends and issues, and overseeing the development of metrics related to ESG performance. The Human Resources Committee is responsible for the management of risks related to our social practices, and the Audit and Finance Committee of the Board oversees and assesses risks related to cyber security and data privacy matters. Finally, the Science and Technology Committee is responsible for reviewing the Company’s R&D activities, initiatives, and investments. All these Committees report to the Board, and their responsibilities are firmly in line with the business’ sustainability strategy.

Our vision and mission is to transform dentistry and improve oral health globally, and we do this every day by proudly creating innovative solutions for healthy smiles. Our sustainability strategy is fundamental to this mission.

We call that journey BEYOND: Taking action for a brighter world, and it is the bedrock that informs our sustainability actions. It sets out the role the Company plays as a responsible company towards our society and planet, as well as how we integrate sustainable practices and lifecycle thinking across our operations.

We have built our sustainability strategy around three pillars of action — Healthy Planet, Healthy Smiles and Healthy Business — and these reflect how we engage with our employees, customers, partners, investors and communities.

Healthy Planet

We have always taken our role as an environmental steward seriously because a healthy planet is fundamental to our future. As a global leader in manufacturing dental products and technologies, we continuously seek to identify solutions to minimize the environmental impact of our operations and conserve resources.

As part of our commitment to expand our engagement with stakeholders around our sustainability strategy and gather tangible insights, in 2021, we conducted in-depth analysis to measure and evaluate the environmental impact of our business. As a result, we now have centralized global ESG metrics and an environmental baseline against which we can benchmark our progress.

We remain committed to creating sustainable working environments by ensuring our facilities and offices are energy efficient and implementing robust recycling and waste management practices. We have initiated audits at our sites that account for more than 90% of our total energy consumption and have already implemented several energy reduction improvement opportunities.

We encourage our employees to consider their personal environmental footprint and have implemented a Bike to Work scheme in Hanau, Germany and a car sharing program in Ballaigues, Switzerland. We have also installed Green Walls in the office in Ballaigues to improve air quality and installed beehives on the roof of our Munich office to support the local ecosystem and biodiversity. Additionally, in 2021 we advanced our industry leading partnership with the FDI World Dental Federation’s Sustainability in Dentistry initiative, which was created to define and promote sustainable practices within dentistry and mitigate the industry’s impact on climate change. We have published the Consensus Statement on Environmentally Sustainable Oral Healthcare outlining the global environmental impacts of dentistry and ways of reducing these accessible to all industry players. We are also working to develop a suite of resources that will help the dental supply chain, practitioners and patients be more environmentally conscious and sustainable.

Healthy Smiles

People are central to our business, be it our employees, customers, or the communities where we live and work. Every day we seek to enhance people’s lives through the delivery of improved and accessible oral health care.

Within our Healthy Smiles strategic pillar, we demonstrate our commitment to our people, our customers, the patients they serve, and the communities in which we operate.

We understand this starts with looking after our employees and we strive to bring out the best in them by creating an inclusive and respectful workplace alongside a culture that fosters learning and growth. We work tirelessly to improve

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oral health care globally and support our customers to bring the best possible treatment and care to communities through innovative products, high-quality Clinical Education programs, and impactful partnerships. We are proud of this work, while recognizing the ever-growing need to do more.

Healthy Business

We are committed to running an ethical and transparent business, and work hard to foster trusted relationships with our employees, customers, partners and shareholders.

We strive for the highest standards of excellence throughout our operations and we are increasing transparency around our ESG reporting. To achieve this, we engage with our stakeholders to understand the most material sustainability issues facing the business so we can take positive, long-lasting action to create a brighter world. This is evidenced by the integration of ESG and sustainability issues into our annual enterprise risk assessment to identify, prioritize and respond to the main risks facing the business as well as our first materiality assessment. We use the insights from our stakeholders to align our business practices to their priority issues and take action to ensure we deliver our mission of improving the quality and accessibility of oral health care worldwide.

Our people sit at the heart of our business, so a healthy business, to us, means integrating sustainable, inclusive, and equitable practices across all aspects of our business to create a supportive working environment.

For more information, refer to our Sustainability Report, which is available on our website. Our Sustainability Report and website are not part of or incorporated by reference into this Proxy Statement.

Selection of Nominees for the Board of Directors

Corporate Governance and Nominating Committee Recommendation Process

The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance and Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. The Corporate Governance and Nominating Committee actively considers for selection as directors those persons:

•	who possess a diversity of experience, gender, race, ethnicity and/or global perspective;

•	who possess strong personal and professional ethics, and high standards of integrity and values;

•	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	who have the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies, including as it relates to enterprise risk management;

•	who have the willingness, commitment and ability to devote the necessary time and effort required for service on the Board;

•

who have the capacity to provide additional strength and diversity of view and new perceptions to the Board and its activities, including, among other items, through experience in marketing and sales, human resources and talent management, information technology, cyber security and quality and regulatory fields, medical or dental devices, e-commerce or digital technologies, research and development, business development, or through international business experience;

•	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion;

•

who hold or have held a senior executive position with a significant business enterprise, including large public companies, or a position of senior leadership in an educational, medical, or other non-profit institution or foundation of significance or otherwise have significant financial and/or business experience with complex or global entities;

•	who have professional or academic experience relevant to the Company’s industry, particularly as it relates to medical devices, dental devices, and/or general manufacturing;

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•	who have experience in public company governance, including as a board member of another large publicly held company; and

•

who maintain the strong level of financial literacy needed to understand the Company’s financial reports, internal controls and complex transactions, including any experience in capital allocation and deployment, or who specifically qualify as financial experts under the Sarbanes-Oxley Act.

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse race, ethnicity, experience, global perspectives and gender, along with varied skills and experiences, contributes to a balanced and effective Board. The Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, ensures that candidates with a diversity of race, ethnicity and gender, experience, as well as global perspectives, are included in each pool of candidates from which Board nominees are chosen and actively considers for selection as directors persons who meet such criteria.

In identifying potential candidates for the Board, the Corporate Governance and Nominating Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance and Nominating Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.

In connection with the nomination of Mr. Mazelsky, the Corporate Governance and Nominating Committee retained a leading outside search firm to identify director candidates. A number of the members of the Board then met with such candidates. Following that process, and upon recommendation by the Corporate Governance and Nominating Committee, the Board nominated Mr. Mazelsky for election to the Board.

The Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders on the same basis as other candidates. Stockholder recommendations for director candidates should be submitted in writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a Proxy Statement under the rules of the SEC, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Corporate Governance and Nominating Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Corporate Governance and Nominating Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our By-Laws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Pursuant to the proxy access provisions of our By-Laws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our By-Laws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.” Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our By-Laws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Directors’ Compensation

Our Human Resources Committee reviews non-employee director compensation annually, and recommends changes to the Board for approval as it deems appropriate. In recommending non-employee director compensation, the Human

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Resources Committee may request the input of Company management or an independent compensation consultant of its choosing, and may consider relevant factors, including director compensation of the Company’s peer group companies. No changes to the Non-Employee Director Compensation Policy were recommended by the Human Resources Committee or approved by the Board of Directors in 2022.

2022 Director Compensation

Directors who held such positions at the beginning of 2022 and who are not employees of our Company were entitled to receive:

Cash Compensation

•	An annual cash retainer of $100,000 for all directors, paid quarterly in advance.

•

An annual cash retainer of $75,000 for the Non-Executive Chairman, if any, $30,000 for the Lead Director, if any, $25,000 for the Audit and Finance Committee Chair, $20,000 for the Human Resources Committee Chair, $15,000 for the Corporate Governance and Nominating Committee Chair, and $15,000 for the Science and Technology Committee Chair, each paid quarterly in advance. The Executive Committee Chair is not entitled to any additional compensation.

Equity Compensation

•

An annual grant of restricted stock units (“RSUs”) for all non-employee directors, the number of which is determined by dividing $200,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to non-employee directors in shares of common stock upon vesting unless the director elects to defer settlement of the RSUs to a future date. Non-employee directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

•

An annual grant of RSUs for the Non-Executive Chairman, the number of which is determined by dividing $100,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that the Non-Executive Chairman attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to the Non-Executive Chairman in shares of common stock upon vesting unless the Non-Executive Chairman elects to defer settlement of the RSUs to a future date. The Non-Executive Chairman is entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

The following table provides information regarding the compensation of our non-employee directors for 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Eric K. Brandt(3)	175,000	300,000	475,000
Willie A. Deese(4)	120,000	200,000	320,000
John P. Groetelaars(5)	59,285	147,945	207,230
Betsy D. Holden(6)	115,000	200,000	315,000
Clyde R. Hosein(7)	100,000	200,000	300,000
Arthur D. Kowaloff(8)	25,000	0	25,000
Harry M. Jansen Kraemer Jr.(9)	100,000	200,000	300,000
Gregory T. Lucier(10)	100,000	200,000	300,000
Leslie F. Varon(11)	125,000	200,000	325,000
Janet S. Vergis(12)	115,000	200,000	315,000
Dorothea Wenzel(13)	110,556	200,000	310,556

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(1)	This column reports the amount of cash compensation earned for 2022 service on our Board and its committees.

(2)

Represents the aggregate grant date fair value for RSUs, as computed in accordance with FASB ASC Topic 718. Messrs. Brandt, Deese, Hosein, Kraemer and Lucier, and Ms. Holden, Ms. Varon, Ms. Vergis and Dr. Wenzel each received an award of 6,382 restricted stock units and Mr. Groetelaars received an award of 4,721 on November 15, 2022 which vest in full (unless deferred) on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies. Grant date fair value was $31.34 (each grant had a notional award value of $200,000 rounded down to the nearest whole share). Mr. Brandt received an additional award of 3,191 restricted stock units on November 15, 2022 for serving as Non-Executive Chairman of the Board.

(3)	At year end, Mr. Brandt held 44,200 vested stock options, 0 unvested stock options, 9,573 unvested restricted stock units and 6,698 deferred restricted stock units.

(4)	At year end, Mr. Deese held 41,000 vested stock options, 0 unvested stock options and 6,382 unvested restricted stock units.

(5)

Mr. Groetelaars received $4,121 for his service as a non-employee Director from April 5, 2022 to April 19, 2022 prior to his appointment as the Company’s Interim Chief Executive Officer. Subsequently, Mr. Groetelaars received $55,164 for his service as a non-employee Director from the date of Mr. Campion’s appointment on August 22, 2022 and throughout the rest of fiscal year 2022. At year end, Mr. Groetelaars held 0 vested stock options, 0 unvested stock options and 4,721 unvested restricted stock units.

(6)	At year end, Ms. Holden held 10,300 vested stock options, 0 unvested stock options, 6,382 unvested restricted stock units and 14,652 deferred restricted stock units.

(7)	At year end, Mr. Hosein held 0 vested stock options, 0 unvested stock options and 6,382 unvested restricted stock units.

(8)

At the date of the 2022 Annual Meeting of Stockholders, Mr. Kowaloff held 21,600 vested stock options, 0 unvested stock options, and 3,032 unvested restricted stock units. Mr. Kowaloff served on the Board of Directors until the 2022 Annual Meeting of Stockholders at which time he did not stand for re-election due to reaching the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines/Procedures.

(9)	At year end, Mr. Kraemer held 21,600 vested stock options, 0 unvested stock options, 6,382 unvested restricted stock units, and 9,520 deferred restricted stock units.

(10)	At year end, Mr. Lucier held 0 vested stock options, 0 unvested stock options and 6,382 unvested restricted stock units.

(11)	At year end, Ms. Varon held 10,300 vested stock options, 0 unvested stock options, 6,382 unvested restricted stock units and 2,393 deferred restricted stock units.

(12)	At year end, Ms. Vergis held 0 vested stock options, 0 unvested stock options and 6,382 unvested restricted stock units.

(13)

Dr. Wenzel was appointed to the Board on February 22, 2022 and, as a result, her pro-rated cash compensation for 2022 was $110,556. At year end, Dr. Wenzel held 0 vested stock options, 0 unvested stock options and 6,382 unvested restricted stock units.

Stock Ownership Guidelines for Directors

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate.

All Directors were in compliance with the stock ownership guidelines as of the end of 2022.

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Communicating with the Board of Directors

Stockholders who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Willie A. Deese, Betsy D. Holden, and Gregory T. Lucier each served as members of the Human Resources Committee. None of the current or 2022 members of the Human Resources Committee has ever been an officer or employee of the Company or had a relationship during the last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-K. None of our current or 2022 executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources Committee.

Certain Relationships and Related Party Transactions

No Related Person Transactions (as defined below) were noted for the year ended December 31, 2022.

Related Person Transaction Policy

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee reviews the material facts of all Related Person Transactions that require the Corporate Governance and Nominating Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Person (as defined by Item 404 of SEC Regulation S-K) in the Related Person Transaction. The Chair of the Corporate Governance and Nominating Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Corporate Governance and Nominating Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Corporate Governance and Nominating Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

2.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of SEC Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a Named Executive Officer, and (c) such compensation has been approved, or recommended to the Board for approval, by the Human Resources Committee of the Board;

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CORPORATE GOVERNANCE

3.

any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

4.

any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro-rata basis;

5.

any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6.	any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.

any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures:

The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction.

The proposed Related Person Transaction is submitted to the Corporate Governance and Nominating Committee for consideration at the next Corporate Governance and Nominating Committee meeting or, if the General Counsel, after consultation with the Chief Executive Officer or the Chief Financial Officer, determines that the Company should not wait until the next Corporate Governance and Nominating Committee meeting, to the Chair of the Corporate Governance and Nominating Committee, acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Corporate Governance and Nominating Committee is reported to the Corporate Governance and Nominating Committee at the next Corporate Governance and Nominating Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Corporate Governance and Nominating Committee.

Executive Officers of the Company

In addition to Mr. Campion, our current executive officers include Erania Brackett, Glenn G. Coleman, Andreas G. Frank, Tony Johnson, Richard C. Rosenzweig, Richard M. Wagner and Lisa M. Yankie. Information concerning our executive officers, other than Mr. Campion, whose information can be found under “Proxy Item No. 1: Election of Directors” above, follows.

Erania Brackett, age 48. Ms. Brackett joined the company in August 2021 and she currently serves as the Company’s Senior Vice President, Chief Marketing Officer. Before joining Dentsply Sirona, Ms. Brackett served with Medtronic, a medical technology company, as its Vice President, Global Commercial Marketing, Patient Management, CRHF beginning in December 2017. Before joining Medtronic, she worked at GE Healthcare, a medical technology subsidiary of General Electric, for 15 years and held various commercial and operational leadership roles. Before joining GE Healthcare, Ms. Brackett worked for Procter and Gamble and held several engineering, operations management, and continuous improvement positions. Ms. Brackett holds a bachelor’s degree in chemical engineering from the Tuskegee University.

Glenn G. Coleman, age 55. Mr. Coleman joined the company in October 2022 and he currently serves as the Company’s Executive Vice President and Chief Financial Officer. Mr. Coleman previously served as the Executive Vice President and Chief Operating Officer of Integra LifeSciences Holdings Corporation from June 2019 until September 2022. From May 2014 until June 2019, Mr. Coleman acted as Integra’s Corporate Vice President and

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CORPORATE GOVERNANCE

Chief Financial Officer. Prior to joining Integra, Mr. Coleman spent 25 years in financial management positions with leading global businesses, including serving as vice president for finance and corporate controller at Curtiss-Wright Corporation. Mr. Coleman also worked at Alcatel Lucent in various finance executive leadership positions. Mr. Coleman began his career at PricewaterhouseCoopers LLP. Mr. Coleman received his B.S. degree from Montclair State University and has also been a CPA in New Jersey for more than 30 years.

Andreas G. Frank, age 46. Mr. Frank joined the Company in April 2022. Prior to joining Dentsply Sirona, Mr. Frank served as President, Front Line Care at Baxter International Inc since December 2021. Prior to Baxter he held the same position at Hill-Rom Holdings Inc. Prior roles at Hill-Rom included Chief Transformation Officer and Senior Vice President, Corporate Development and Strategy. Prior to joining Hill-Rom, Mr. Frank served as Director of Corporate Development and Vice President, Business Development, at Danaher Corporation. He previously worked in the Corporate Finance and Strategy practice at McKinsey & Company. Mr. Frank received his master’s degrees in business administration and economics from the Otto Beisheim School of Management in Germany and the University of Texas at Austin, Red McCombs School of Business, respectively, and an MBA from The University of Texas.

Robert A. (Tony) Johnson, age 54. Mr. Johnson joined Dentsply Sirona in November 2022 and currently serves as Chief Supply Chain Officer. Prior to joining the Company, Mr. Johnson was President of Global Products and Supply Chain at Cardinal Health. Prior to that, he was Senior Vice President of Operations at Becton Dickinson / CR Bard where he was responsible for their Interventional Segment and spent 25 years with Baxter International where he held positions leading operations both in the United States and internationally. Mr. Johnson received his bachelor’s degree in industrial engineering from the University of Arkansas.

Richard C. Rosenzweig, age 56. Mr. Rosenzweig joined Dentsply Sirona in February 2023 and currently serves as Senior Vice President, Corporate Development, General Counsel and Secretary. Prior to joining the Company, Mr. Rosenzweig served as Senior Vice President, General Counsel & Secretary at AngioDynamics where he led the legal department including compliance and served as Secretary to the Board for this publicly traded medical device company. Previously, he held several roles during his more than ten years at C. R. Bard Inc., including serving as Vice President, Law & Assistant Secretary, and being a Member of the Corporate Management Committee. Other previous experiences include General Counsel roles at other public companies and a leading role at Johnson & Johnson. He is a member of the Director’s Leadership Council at Rutgers Biomedical and Health Sciences and has served as a member of the Rutgers Cancer Institute of New Jersey Director’s Leadership Counsel for 15 years. Mr. Rosenzweig earned his law degree from Boston University School of Law and holds a Bachelor of Arts, Psychology, from Brandeis University.

Richard M. Wagner, age 55. Mr. Wagner has served as Chief Accounting Officer of the Company since August 2022. He previously served as the Vice President, Chief Accounting Officer and Corporate Controller at Hillrom overseeing the financial close process, reporting, control compliance processes and the shared services organization. He was heavily involved in integrating multiple acquisitions, leading operational improvements in the finance organization and partnering with operating leadership to implement global processes. Before joining Hillrom in 2018, he served as the Vice President and Controller, Lighting at CREE, Inc. he provided leadership for the lighting division and led the re-design of the financial analysis process and due diligence for large acquisitions. Prior to his tenure at CREE, he was the Vice President, Corporate Controller at Dentsply Sirona until 2017 where he was instrumental in the financial integration of the merger between Dentsply and Sirona. Mr. Wagner graduated with a B.S. in Accounting from Penn State University and is a CPA.

Lisa M. Yankie, age 54. Ms. Yankie has served as Senior Vice President, Chief Human Resources Officer and Communications of the Company since October 2019. Prior to joining Dentsply Sirona, Ms. Yankie served as Vice President of Human Resources for the Corporate & Pulp & Paper division of Domtar Corporation, a global producer of paper products, from September 2016 to October 2019. Before that, she was the HR business leader for the multi-industry manufacturing and engineering organization SPX Corporation from 2010 to August 2016. Prior to that, she served in various executive roles at Dana Incorporated, Bank of America and the Ford Motor Company. Ms. Yankie holds a bachelor’s degree in Business Administration and a master’s degree in Labor Relations and Human Resources both from Michigan State University.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our named executive officers (“NEOs”). Our NEOs for 2022 include our current Chief Executive Officer and Chief Financial Officer serving at fiscal year-end, the three next most highly compensated executive officers serving as such at fiscal year-end as well as certain former officers who were not serving as such at fiscal year-end. Our NEOs for 2022 are:

Simon D. Campion President and Chief Executive Officer since September 2022	Glenn G. Coleman Executive Vice President and Chief Financial Officer since September 2022	Andreas G. Frank Executive Vice President, Chief Business Officer since April 2022

Additionally, as required by the SEC rules, the following former executives are also designated as NEOs for 2022:

•	John P. Groetelaars, former Interim Chief Executive Officer until September 2022

•	Barbara W. Bodem, former Interim Executive Vice President, Chief Financial Officer until September 2022

•	Cord F. Staehler, former Senior Vice President, Chief Technology Officer until March 2023

•	Cherée H. Johnson, former Senior Vice President, Chief Legal Officer, General Counsel until February 2023

•	Donald M. Casey, Jr., former Chief Executive Officer until April 2022

•	Jorge M. Gomez, former Executive Vice President, Chief Financial Officer until May 2022

2022 Challenges, Executive Transitions and Resulting Actions

Throughout 2022, the Company faced many unprecedented internal and external challenges including financial pressures due to foreign exchange headwinds, softer volumes in the U.S. and China, and continued global supply chain challenges.

In April 2022, the Board appointed Mr. John P. Groetelaars, who was then on the Board, as the Company’s Interim Chief Executive Officer to succeed Mr. Donald M. Casey, Jr. who had been terminated as the Company’s Chief Executive Officer. In May 2022, Ms. Barbara Bodem was appointed as the Company’s Interim Chief Financial Officer, effective upon Mr. Jorge M. Gomez’s departure from the Company on May 6, 2022.

In May 2022, the Audit and Finance Committee of the Board announced that it had commenced an internal investigation regarding certain financial reporting matters and, concurrently with a review by the Company of the accounting for various customer incentive arrangements (the “accounting reviews”). During the pendency of the internal investigation, the Company was not able to timely file its quarterly financial statements. The internal investigation and associated accounting reviews were completed in November 2022, however the combination of the investigation and the accounting reviews resulted in the identification of several material weaknesses in internal control over financial reporting.

The majority of the Company’s current executives, including its current President and Chief Executive Officer, Simon D. Campion, its current Chief Financial Officer, Glenn G. Coleman, its Executive Vice President, Chief Business Officer, Andreas G. Frank, and other executives, began their respective employment with the Company in the midst of this challenging environment throughout 2022.

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EXECUTIVE COMPENSATION

As a result of the foregoing, the Human Resources Committee of the Board determined that decisive action would be necessary to support interim executive management in navigating these significant challenges, to stabilize and retain the management team and other employees and to create value for shareholders over the long-term. These measures included:

(1)

the approval of Mr. Groetelaars’ Interim Chief Executive Officer Employment Agreement and Ms. Bodem’s Interim Chief Financial Officer Employment Agreement in April 2022 providing for awards of RSUs having grant date fair values of $7 million and $2 million, respectively, each vesting monthly in six substantially equal installments. The Human Resources Committee considered interim CEO compensation arrangements and, with the assistance of its independent compensation consultant, reviewed examples of similar magnitude, recognizing that Mr. Groetelaars’ proposed compensation package was above market. In reviewing and approving the magnitude and structure of the compensation for the interim CEO, the Human Resources Committee and the Board of Directors considered, among other things, (a) the disruption on the business of CEO and CFO transitions; (b) the critical need for continuity throughout this period of change; and (c) the strong credentials and skillset of Mr. Groetelaars.

(2)

the approval of retention equity grants of RSUs, in consideration of management transitions and retention considerations, to Ms. Johnson and Dr. Staehler which awards were granted in November 2022 with a grant date fair values of $2 million and $3 million, respectively, and to Mr. Coleman having a grant date fair value of $750,000 in November 2022;

(3)

the reset of the thresholds of the Company’s 2022 Annual Incentive Plan (“2022 AIP”) to align with the Company’s revised outlook, including a reduction of the maximum funding level from 200% to 120%, in May 2022; and

(4)

following the financial objective review of the 2022 AIP in February 2023 which would have resulted in no payout due to the various challenges, including the macroeconomic conditions and the transition of management throughout 2022, the exercise by the Committee of its discretion to approve a 60% funding of the 2022 AIP for payout as a percentage of the current NEOs’ salary to be paid in March 2023 to each of the NEOs.

2022 Performance and Compensation Actions

The following table reflects the Company’s net sales, organic sales growth, adjusted operating income percentage, earnings per share and adjusted earnings per share in fiscal year 2022 and 2021.

$ in millions, except EPS, Adjusted Operating Income % and Organic Sales Growth %	2022	2021	Change (%)
Net Sales	$3,922	$4,231	(7.3%)
Organic Sales Growth %(1)	(0.5%)	24.1%
Adjusted Operating Income %	16.8%	20.3%
Gain or (Loss) Per Basic Common Share (EPS)	$(4.41)	$1.88	NM
Adjusted Earnings Per Diluted Common Share (EPS)(1)	$2.09	$2.82	(25.7%)

(1)

In this table, the Company is providing GAAP information for “Net Sales” and “Gain or (Loss) Per Basic Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this Compensation Discussion and Analysis section, provides a better measure of performance for comparison purposes. Please see Appendix A to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.

The following are a few of the highlights from the Company’s strategic investments and initiatives and new product launches in 2022:

•

Primeprint—Dentsply Sirona launched its medical-grade 3D printing system for dental practices and dental labs. Primeprint has one of the highest levels of automation, as a smart hardware and software solution that is optimized for dental applications and runs the entire printing process, including post processing.

•	Primescan Connect – Dentsply Sirona announced its new laptop-based scanning solution, Primescan Connect, that offers dental professionals a fast and efficient intraoral scanning experience.

•

DS Core – Dentsply Sirona introduced DS Core, a cloud-based solution powered by the collaboration between Dentsply Sirona and Google Cloud. Dentsply Sirona also introduced two new service offerings: DS Core Create and DS Core Care.

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EXECUTIVE COMPENSATION

•

SureSmile Launches – Dentsply Sirona introduced SureSmile VPro, SureSmile Retainers and SureSmile Whitening Kit as part of its clear aligner treatment offerings in the U.S. The latest additions are part of the brand’s ongoing commitment to provide doctors with aligner solutions for a comprehensive treatment approach.

•

ESG Impact – Dentsply Sirona published its second Sustainability Report, conducted its first materiality assessment to identify the sustainability topics most important to stakeholders and achieved its short-term targets of reducing Scope 1 and 2 GHG emissions intensity and water withdrawal intensity by 15% ahead of 2025 goals.

Summary of 2022 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Human Resources Committee during 2022 are set forth below.

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2022 Compensation Actions
Base Annual Salary	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position

•  With the exception of Dr. Staehler, who was not a NEO in 2021, all other 2022 NEOs were either appointed on an interim basis or hired in 2022 and therefore received no base salary increases in 2022

•  Base salary increases for each of the former Chief Executive Officer, Mr. Casey, and the former Chief Financial Officer, Mr. Gomez, were 3.2% in February 2022

•  In the months subsequent to these increases, the Company terminated Mr. Casey’s employment and Mr. Gomez resigned from his position

Annual Incentive Plan

Cash award based on accomplishment of annual financial objectives

Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success

Competitive with the market to attract and retain executive management

Based on performance of the Company to align with stockholder interest

•  Organic sales (60%) and adjusted operating income percentage (20%) were chosen by the Human Resources Committee as the financial metrics for funding of the 2022 AIP

•  Corporate strategic objectives (20%) included Supply Chain Excellence, Commercial Excellence, Customer Experience and New Products & Solution Launches, each to be evaluated by the Human Resources Committee permitting the exercise of discretion to reduce or increase funding depending on the achievement of such objectives

•  In February 2022, the Human Resources Committee established

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EXECUTIVE COMPENSATION

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2022 Compensation Actions

a matrix for funding of 2022 AIP based on organic sales and adjusted operating income percentage

•  Subsequently, in May 2022, in connection with the Company’s revised outlook, the Human Resources Committee reset the threshold, target and maximum payouts and revised the maximum payout to 120%

•  Finally, in November 2022, the Human Resources Committee approved a 60% funding and payout of the 2022 AIP to be paid in March 2023 to each of the NEOs, all of whom, with the exception of Dr. Staehler, had been appointed to their roles at various times throughout 2022

Equity Incentive Compensation

Equity incentive awards for all NEOs other than for Mr. Casey, our former Chief Executive Officer, consisting of:

•  performance based-vesting restricted stock units (PRSUs), weighted 50%;

•  time based-vesting restricted stock units, weighted 25%; and

•  time based-vesting stock options, weighted 25%.

Equity incentive awards for Mr. Casey consisting of:

•  PRSUs, weighted 75%; and

•  time based-vesting stock options, weighted 25%.

Reward for improving and sustaining long term performance

Align directly with stockholders’ interest

Enhancement of long-term stockholder value

Retention

•  The 2020 performance restricted stock units (the “2020 PRSUs”) were earned at a total of 0% of target:

○  The cumulative adjusted EPS for 2020 through 2022 fell below the threshold for payout of $8.11

○  The Total Shareholder Return portion of the 2020 through 2022 paid out 0%

•  The 2022 PRSUs incorporate adjusted EPS, organic sales growth and 3-year relative Total Shareholder Return (TSR) metrics

•  Cliff vesting of the 2022 PRSUs after 3 years dependent upon achievement of pre-established financial growth targets, measured over individual 1-year periods

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EXECUTIVE COMPENSATION

One-Time Actions

In order to stabilize and retain executives throughout management transition:

•

In April 2022, in connection with management transitions and retention considerations, the Human Resources Committee approved retention equity grants of RSUs to Ms. Johnson and Dr. Staehler in the amounts of $2 million and $3 million, respectively in accordance with the following schedule: 25% on November 16, 2022, 25% on November 16, 2023 and 50% on May 13, 2024. Such grants were made in November 2022, after being delayed as a result of the Company’s inability to timely file its quarterly financial statements during the pendency of the Audit and Finance Committee’s internal investigation.

•

In November 2022, in connection with retention considerations, the Human Resources Committee approved a one-time equity grant of RSUs in the amount of $750,000 to Mr. Coleman. Such RSUs vest one-third on each of the first three anniversaries following the grant date of November 22, 2022.

•

Pursuant to their Interim Employment Agreements, Mr. Groetelaars and Ms. Bodem were each granted awards of RSUs having grant date fair values of $7 million and $2 million, respectively, each vesting monthly in six substantially equal installments. Both Mr. Groetelaars’ and Ms. Bodem’s RSU grants fully vested in November 2022.

Pay for Performance

Pay for performance has been and continues to be an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The annual and equity incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that our senior executives have the majority of variable pay opportunity subject to individual performance, financial performance and stock price. Target total compensation for our permanent Chief Executive Officers in 2022 was 86% “at risk” for Mr. Campion and 89% “at risk” for Mr. Casey. Target total compensation for our other NEOs was on average 79% “at risk.” We define “at risk” to mean that such compensation is in some way contingent upon and based on either Company performance or stock price performance.

Say-on-Pay Vote in 2022 and Investor Outreach

Shareholder outreach in 2022 was necessarily limited due in part to the pendency of the Audit and Finance Committee’s internal investigation first announced in May 2022 and completed in November 2022 which resulted in the Company’s inability to timely file its financial statements.

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EXECUTIVE COMPENSATION

At our 2022 Annual Meeting of Stockholders, 92.28% voted affirmatively on a non-binding advisory basis to approve the Company’s 2021 executive compensation program. The Human Resources Committee viewed this as strong support of its approach to the determination and setting of executive compensation and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2022. These principles and philosophies are highlighted and described more fully below.

To ensure that the Human Resources Committee considers stockholder views on compensation matters, we maintain an active investor relations program. Throughout the year, we are engaged with our actively-managed stockholders, which represent in the aggregate a majority of our shares. The Human Resources Committee receives regular updates on investor feedback and understands that stockholders remain focused on the alignment of pay and performance and are generally supportive of the Company’s executive compensation.

Compensation Philosophy and Objectives

The Human Resources Committee’s compensation philosophy, when determining NEO compensation at the beginning of 2022, was to provide a compensation package designed to generally satisfy and balance the following principal objectives:

•

to align executive compensation with corporate performance and stockholder interests. This is accomplished by having programs that reward performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price;

•

to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;

•

to both attract and retain executives and key contributors with a fair representation of diverse talent who have the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices, and that we maintain flexibility in order to respond to the changing needs of our business;

•	to ensure pay parity;

•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking; and

•

targeting compensation based on a variety of factors including but not limited to market data associated with comparable executive roles within the Company’s defined Peer Group and with data gathered from external industry compensation surveys, the individual’s experience and their performance.

The Human Resources Committee believes that the compensation opportunities offered to the Company’s executive officers should be competitive with the market, actual compensation should be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Human Resources Committee, with specific focus on the accomplishment of annual financial objectives related to organic sales growth, adjusted income, and strategic objectives, and the long-term incentive compensation was designed to encourage executives to increase stockholder value by focusing on growth in earnings and total shareholder return relative to S&P 500 companies.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in

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EXECUTIVE COMPENSATION

connection with a change-in-control of the Company, special severance protection to help ensure executive retention during such a process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

Compensation Governance Best Practices

WHAT WE DO	WHAT WE DON’T DO

•   Rigorous Goal Setting. Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets

•   Stock Ownership. Impose stock ownership and holding requirements that provide that each NEO must own a multiple of his or her annual base salary in our common stock, and we have instituted holding requirements prohibiting our NEOs from selling shares vested from RSUs and PRSUs (net of tax) until their stock ownership requirements have been met

•   Monitor Risks. Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking

•   Independent Compensation Consultant. Retain an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis

•   Stockholder Feedback. Seek stockholder feedback on compensation of named executive officers, including consideration of the annual non-binding advisory vote on the Company’s executive compensation

•   Compensation Recoupment Policy. Compensation recoupment policy that allows our Board to seek reimbursement in certain circumstances, including a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks

•   Restrictive Covenants. Restrictive covenants in executive employment agreements

•   No tax gross-ups, including no excise tax “gross-ups” upon change in control

•   No discounting, reloading or re-pricing of stock options without stockholder approval

•   No “single-trigger” accelerated vesting of equity-based awards upon change in control

•   No multi-year guaranteed incentive awards for senior executives

•   No director or employee hedging or pledging of Company securities permitted

•   No excessive perquisites

•   No payout of dividends or equivalents on unvested RSUs or PRSUs until the vesting of such equity

•   No “liberal share recycling” of shares used for taxes or option exercises

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EXECUTIVE COMPENSATION

Review of Pay Relative to Peer Groups

In determining 2022 compensation opportunities, the Human Resources Committee adopted a peer group of sixteen companies intended to be closely aligned with the size and nature of operations of the Company’s business (the “Peer Group”). The Peer Group is identified below (at the time, the median revenue approximated $4 billion; Dentsply Sirona revenue approximated $3.9 billion):

Peer Group

Agilent Technologies, Inc.	Henry Schein, Inc.	ResMed Inc.

Align Technology, Inc.	Hill-Rom Holdings, Inc.	STERIS plc

Avantor, Inc.	Hologic, Inc.	Teleflex Incorporated

Edwards Lifesciences Corp.	Illumina, Inc.	The Cooper Companies, Inc.

Envista Holdings Corporation	Mettler-Toledo International Inc.	Zimmer Biomet Holdings Inc.

PerkinElmer, Inc.

For 2022, the Human Resources Committee removed Intuitive Surgical, Inc. and Varian Medical Systems Inc. from the Company’s peer group. The compensation levels for the NEOs were determined using the Peer Group and a customized selection of companies of similar size, industry and complexity, from a broad compensation survey provided by Aon Radford’s 2021 Global Technology Survey (the “Radford Survey Peer Group“), (together with the Peer Group, the “Peer Groups”).

Data from the Peer Groups were considered by the Human Resources Committee in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value for Mr. Campion as our President and Chief Executive Officer, and Mr. Coleman as our Executive Vice President, Chief Financial Officer. The Radford Survey Peer Group was considered in evaluating the compensation of Mr. Frank as our Executive Vice President, Chief Business Officer, Dr. Staehler as our former Senior Vice President, Chief Technology Officer, and Ms. Johnson as our former Senior Vice President, Chief Legal Officer, General Counsel and Secretary.

The analysis by Frederic W. Cook & Co., Inc. (the “Independent Compensation Consultant”) reflected that in general, the targeted total direct compensation (base salary, annual incentive targets and equity awards, and one-time awards) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Group data. This is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual and PRSU incentive plans and actual payout can be higher or lower than the expected percentile depending on performance.

The Human Resources Committee did not consider the overall wealth accumulation of executives in establishing the 2022 levels of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth that is aligned with stockholders.

Determination of 2022 Executive Compensation

The Company’s intention in developing total annual compensation for executives is to balance creating value for our stockholders with providing meaningful compensation to our NEOs that recognizes their contributions to the organization and supports their value creation initiatives. Salary ranges, annual incentive plan targets and equity compensation targets were developed using a “total direct compensation” perspective which considers all components of compensation.

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Overview

The table below outlines each of the principal elements of the Company’s executive compensation program:

Pay Element

	Base Salary	Annual Cash Incentive	PRSU	RSU	Stock Options

Who Receives	All NEOs

When Granted	Annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis (variable)

Performance Period	1 year	1 year	3 years	3 years (ratable annual vesting)	3 years (ratable annual vesting)

How Payout Determined	Human Resources Committee determination	Pre-established formula	Pre-established formula	Stock price at vesting dates multiplied by number of shares vesting	Stock price appreciation between grant and exercise

2022 Performance Measures	Individual	Organic sales (60%) and adjusted operating income percentage (20%). Strategic objectives (20%)	Relative TSR Adjusted EPS and organic sales (measured over three one-year periods and cliff vesting after three years)	Stock price	Stock price

Determination of 2022 Compensation for Named Executive Officers

For our NEOs, the Human Resources Committee adopted the annual compensation program structure based on an annual review, described in more detail below, that targets overall NEO total compensation at the 50th percentile of the Peer Group while allowing for the opportunity to earn more or less based on experience and actual performance.

Roles in Executive Compensation

The Human Resources Committee established 2022 compensation for the NEOs and the full Board of Directors approved the 2022 compensation for each of Mr. Campion, our current President and Chief Executive Officer, Mr. Casey, our former Chief Executive Officer, and Mr. Groetelaars, our Interim Chief Executive Officer. The Human Resources Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department and considered recommendations from the former Chief Executive Officer regarding

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compensation for the NEOs other than himself prior to his departure. In addition, with respect to the compensation established for the NEOs in 2022, the Human Resources Committee engaged the Independent Compensation Consultant to advise on matters related to the compensation of the former Chief Executive Officer, Interim Chief Executive Officer, the current President and Chief Executive Officer and the other executives.

After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Select Market, the Human Resources Committee determined that the Independent Compensation Consultant is independent and that the work that it performed in 2022 did not raise any conflicts of interest.

Determination of Annual Base Salaries

In establishing 2022 base salaries of the Company’s executives, the Human Resources Committee strived to reflect the external market value of a particular role as well as the experience and qualifications that each incumbent executive brings to the role. The primary purpose of the Company’s base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments generally are considered annually and are awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to the 50th percentile of the salaries paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance, experience, additional responsibilities and other factors.

The starting point for the Human Resources Committee in establishing 2022 base salaries and annual incentive awards at the beginning of 2022 was to review the salaries, target annual cash (at 100% achievement) and total direct compensation of the executive officers against these same compensation levels for comparable positions in the Peer Groups. Once the Human Resources Committee established the appropriate range for base salaries, the Human Resources Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and retention considerations.

The approved annual base salaries for the NEOs are as follows:

Named Executive Officer	2022 Annual Base Salary		2021 Annual Base Salary		Change (%)
Simon D. Campion	$1,000,000		—	(1)	—	(1)
Glenn G. Coleman	$625,000		—	(1)	—	(1)
Andreas G. Frank	$700,000		—	(1)	—	(1)
Cherée H. Johnson	$560,000		—	(1)	—	(1)
Cord F. Staehler(4)	$454,963		—	(1)	—	(1)
John P. Groetelaars	—	(2)	—	(1)	—	(1)
Barbara W. Bodem	$600,000	(3)	—	(1)	—	(1)
Donald M. Casey, Jr.	$1,063,000		$1,030,000		3.2%
Jorge M. Gomez	$794,000		$769,400		3.2%

(1)	Mr. Campion, Mr. Coleman, Mr. Frank, Ms. Johnson, Dr. Staehler, Mr. Groetelaars, and Ms. Bodem were not NEOs for the Company in 2021.

(2)	Pursuant to Mr. Groetelaars’ Interim Chief Executive Officer Employment Agreement, he was not entitled to receive a base salary.

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(3)

Represents the aggregate six-month cash compensation Ms. Bodem received pursuant to the Interim Chief Financial Officer Employment Agreement which entitled Ms. Bodem to receive a cash payment of $100,000 for each month she was employed as the Company’s Interim Chief Financial Officer.

(4)	Amounts shown have been converted from Euros using the exchange rate as of December 31, 2022 of $1.0705 to €1.

Please see the “Summary Compensation Table” below for actual base salaries paid to the NEOs during 2022.

Determination of Annual Incentive Award Opportunities

Rationale

As discussed above under “Compensation Philosophy and Objectives,” the Human Resources Committee believes in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation opportunity be competitive with the market, but that it would also reward executives with above-market pay for exceptional performance and similarly, pay would fall below market for performance that fails to meet the objectives established by the Human Resources Committee. The Human Resources Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives in order for their total annual compensation to be more significantly correlated, both upward and downward, to the Company’s performance. The Human Resources Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.

Process

The Human Resources Committee annually reviews and establishes compensation threshold, target and maximum performance and payout levels for annual incentive opportunities applicable for the performance year. These levels generally are established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In 2022, the targets were again reviewed. In establishing the target payouts, the Human Resources Committee evaluated the compensation levels in the Peer Groups. The Human Resources Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual incentive payouts that, in combination with base salary, would be competitive in the 50th percentile range of the total annual cash compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Human Resources Committee, the executives are rewarded with higher annual incentive payouts and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level, including possibly to zero. The general principle in setting targets and measuring performance is that management is responsible and accountable for achieving the annual financial results and strategic priorities of the Company.

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2022 Annual Incentive Targets

Consistent with the principles outlined above, the annual incentive targets for the NEOs for the 2022 AIP (as further described below) that were set for 2022 ranged from 70% to 150% of base salary depending on the executive’s position, as set forth below.

Named Executive Officer	Target Annual Incentive Payout as Percent of Salary
Simon D. Campion	125%
Glenn G. Coleman	80%
Andreas G. Frank	75%
Cherée H. Johnson	70%
Cord F. Staehler	70%
John P. Groetelaars	— (1)
Barbara W. Bodem	— (2)
Donald M. Casey, Jr.	150%
Jorge M. Gomez	80%

(1)	Mr. Groetelaars was not entitled to receive an annual bonus pursuant to his Interim Chief Executive Officer Employment Agreement.

(2)	Ms. Bodem was not entitled to receive an annual bonus pursuant to her Interim Chief Financial Officer Employment Agreement.

2022 Annual Incentive Performance Measures

The 2022 AIP provided for potential cash incentive payments based on achievement of performance criteria during fiscal year 2022. As initially approved in February 2022, the Human Resources Committee established a matrix for funding of 2022 AIP based on organic sales, which was weighted at 60%, and adjusted operating income percentage, which was weighted at 20%, with minimum specified thresholds required for any funding of the plan.

Upon achievement of the organic sales and adjusted operating income percentage objectives that result in funding of the 2022 AIP, the Human Resources Committee would then evaluate strategic objectives related to the Company’s performance in its Clear Aligners, Digital, Endodontics, Implants and Restorative businesses, retaining the ability to use its negative discretion to pay the cash incentive at a level that is lower than the payout based solely on the organic sales and adjusted operating income percentage objectives to the extent that all of the strategic objectives were not achieved.

Financial Objective and Funding Mechanism/Determination

The funding levels for the 2022 AIP, as originally set in February 2022, for the achievement of the performance criteria range from 0% to 200% of the target payout, depending on the achievement of such criteria. The following table sets forth the original Thresholds, Targets and Stretch Goals:

	Organic Sales(1)	Adjusted Operating Income %(2)	Funding Level
Thresholds	$4,251 million	20.7%	50%
Targets	$4,442 million	21.3%	100%
Stretch Goals	$4,634 million	22.8%	200%

(1)

Organic sales means the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product

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lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period’s foreign currency exchange rates. Please see Appendix A – “Organic Sales” for a reconciliation of Organic Sales to the corresponding GAAP information.

(2)

Adjusted Operating Income Percentage is calculated by dividing adjusted operating income by net sales. Please see Appendix A – “Adjusted Operating Income Percentage” for a reconciliation of Adjusted Operating Income Percentage to the corresponding GAAP information.

(3)

Funding levels associated with a matrix of Organic Sales outcomes and Adjusted Operating Income Percentage outcomes between the Threshold and Target levels, and between the Target and Stretch levels, will be calculated using straight line interpolation. Below the Threshold level, the pool will not be funded and the funding of the pool is capped at 200%.

As noted above, the Company faced many unprecedented internal and external challenges including financial pressures due to foreign exchange headwinds, softer volumes in the U.S. and China, and continued global supply chain challenges. Additionally, in April 2022, the Board appointed Mr. Groetelaars, who was then on the Board, as the Company’s Interim Chief Executive Officer to succeed Mr. Casey, who had been terminated as the Company’s Chief Executive Officer. In May 2022, Ms. Bodem was appointed as the Company’s Interim Chief Financial Officer, effective upon Mr. Gomez’s departure from the Company on May 6, 2022. Also in May 2022, in connection with the Company’s revised outlook, interim executive management recommended, and the Human Resources Committee approved revisions to the 2022 AIP, including the reduction of the maximum funding level from 200% to 120%. The following table sets forth the revised Thresholds, Targets and Stretch Goals:

	Organic Sales(1)	Adjusted Operating Income %(2)	Funding Level(3)
Thresholds	$4,336 million	16.9%	75%
Targets	$4,361 million	17.2%	100%
Stretch Goals	$4,379 million	17.5%	120%

(1)

Organic sales means the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period’s foreign currency exchange rates. Please see Appendix A – “Organic Sales” for a reconciliation of Organic Sales to the corresponding GAAP information.

(2)

Adjusted Operating Income Percentage is calculated by dividing adjusted operating income by net sales. Please see Appendix A – “Adjusted Operating Income Percentage” for a reconciliation of Adjusted Operating Income and Adjusted Operating Income Percentage to the corresponding GAAP information.

(3)

Funding levels associated with a matrix of Organic Sales outcomes and Adjusted Operating Income Percentage outcomes between the Threshold and Target levels, and between the Target and Stretch levels, will be calculated using straight line interpolation. Below the Threshold level, the pool will not be funded and the funding of the pool is capped at 200%.

Strategic Objectives for Consideration After Funding is Determined

The strategic objectives for the 2022 AIP, after the financial objective determines the quantitative funding of the bonus pool, are the Company’s performance in each of its Clear Aligners, Digital, Endodontics, Implants and Restorative businesses. However, in May 2022, the Human Resources Committee revised the strategic priorities in connection with the 2022 AIP to include Supply Chain Excellence, Commercial Excellence, Customer Experience and New Products & Solution Launches.

In February 2023, the Human Resources Committee reviewed the Company’s financial performance for 2022. The Committee determined that the Company’s organic sales and adjusted operating income percentage for fiscal year 2022 were each below the threshold for funding of the 2022 AIP. However, following the financial objective review, management and the Human Resources Committee reviewed the strategic objectives and other factors and, due to the

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macroeconomic challenges, the transition of management throughout 2022 and for retention considerations, the Committee used its discretion to pay a bonus based on 60% funding of the 2022 AIP for payout as a percentage of the current NEOs’ salary to be paid in March 2023 to each of the NEOs. As a result, the following actual payouts were made.

Named Executive Officer	Bonus Plan Target $		Funding and Payout Level	Actual Payout Amount		Payout as % of Base Salary
Simon D. Campion	$1,250,000		60%	$228,082	(1)	22.81%
Glenn G. Coleman	$500,000		60%	$79,726	(2)	12.76%
Andreas G. Frank	$525,000		60%	$315,000	(3)	45%
Cherée H. Johnson	$392,000		60%	$197,826	(4)	35.33%
Cord F. Staehler(9)	$318,474		60%	$187,719		41.26%
John P. Groetelaars	—	(5)	—	—		—
Barbara W. Bodem	—	(6)	—	—		—
Donald M. Casey, Jr.(7)	$1,594,500		—	—		—
Jorge M. Gomez(2)	$635,200		—	—		—

(1)	Actual payout amount is prorated for the portion of 2022 on and following Mr. Campion’s employment commencement date of September 12, 2022.

(2)	Actual payout amount is prorated for the portion of 2022 on and following Mr. Coleman’s employment commencement date of September 26, 2022.

(3)	Actual payout amount is not subject to proration in 2022 pursuant to Mr. Frank’s employment agreement.

(4)	Actual payout amount is prorated for the portion of 2022 on and following Ms. Johnson’s employment commencement date of February 28, 2022.

(5)	Pursuant to Mr. Groetelaars’ Interim Chief Executive Officer Employment Agreement, he was not entitled to receive an annual bonus.
(6)

Pursuant to Ms. Bodem’s Interim Chief Financial Officer Employment Agreement, she was not entitled to receive an annual bonus and instead received monthly cash compensation described above and an RSU grant as further described in the Annual Equity Compensation Section below.

(7)	Mr. Casey’s employment was terminated on April 16, 2022 and was therefore not entitled to the 2022 AIP payout.

(8)	Mr. Gomez resigned on May 6, 2022 and therefore was not entitled to the 2022 AIP payout.

(9)	Amounts shown have been converted from Euros using the exchange rate as of December 31, 2022 of $1.0705 to €1.

Determination of Annual Equity Incentive Compensation

The third principal component in the 2022 annual total compensation for the Company’s executives was the award of equity incentives designed to reward long-term performance.

Our annual long-term incentive program for all NEOs, other than for Mr. Casey, Mr. Groetelaars and Ms. Bodem, is comprised of three components in 2022:

•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of specific three-year performance objectives;

•	Stock option awards designed to reward stock price growth; and

•	Time-based restricted stock unit (“RSU”) awards.

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Our annual long-term incentive program for Mr. Casey was comprised of two components in 2022:

•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of three specific one-year performance objectives; and

•	Stock option awards designed to reward stock price growth.

Pursuant to their interim employment agreements, Mr. Groetelaars and Ms. Bodem received one-time grants of RSUs with grant date fair values of $7 million and $2 million, respectively, each such grant vesting monthly in six substantially equal installments which are described in more detail below in the Section titled “One-Time Compensation Awards”.

The Human Resources Committee believes that equity incentive compensation serves an essential purpose in: (i) attracting and retaining senior executives, (ii) providing them with long-term incentives to maximize stockholder value, (iii) aligning the interests of the executive officers with those of our stockholders, and (iv) incentivizing the ongoing efforts required by the executive team to achieve the successful execution of the strategic plan and the restructuring of the Company and to further link the compensation of executives to the value created for stockholders. A strong performance-based link is created between stockholder value and executive pay through (i) the long-term performance objectives and stock price performance of the PRSUs, (ii) the fact that stock options gain value to the executive only when and to the extent that share price exceeds the exercise price of the option, and (iii) RSUs gain and lose value in the same way and extent as experienced by the stockholders.

Equity Award Grant Practices

Long-term incentive awards for executive officers generally are made annually, as part of the total remuneration approach to executive compensation. Mr. Campion’s one-time make-whole award (as described below), Mr. Coleman’s one-time award and retention award (as described below), and Mr. Frank’s one-time make-whole and annual awards (as described below) were made in November 2022, coinciding with the opening of the trading window following their respective employment commencement date, consistent with the Company’s Insider Trading Policy. The value of these one-time awards is not included when calculating target total annual equity value for purposes of allocating annual equity grants between stock options, RSUs and PRSUs as described in more detail below in the Sections titled “Annual Equity Award Guidelines and Grant Allocations” and “Annual Equity Compensation”. Ms. Johnson’s, Dr. Staehler’s, Mr. Casey’s and Mr. Gomez’s annual awards were made in March 2022. Each such award was made pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan (as amended, the “Omnibus Plan”).

Annual Equity Award Guidelines and Grant Allocations

Guidelines for the size and type of awards were developed based upon, among other factors, the review of the Peer Group data, input from the Independent Compensation Consultant, shares available for grant under the Equity Incentive Plans, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Groups. Equity awards comprised a larger portion of the NEOs’ compensation to more closely align their compensation and interests with the interests of stockholders. The Human Resources Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plans.

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With the exception of Mr. Groetelaars, Ms. Bodem and Mr. Casey, annual equity grants to all NEOs made in 2022 were allocated, assuming annualized expected value of total equity incentive compensation at target performance attainment, as follows:

The splits for the equity awards of the NEOs, other than Mr. Groetelaars, Ms. Bodem and Mr. Casey, between stock options, RSUs, and PRSUs were based both on comparisons to the market and the overall risk/reward tradeoff. As the Peer Group data varies somewhat by position, the Human Resources Committee generally targeted the equity incentive compensation at or near the median of the Peer Group at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target.

Annual Equity Compensation

PRSUs (75% of target total annual equity value for Mr. Casey; 50% of target total annual equity value for the other NEOs)

Annual PRSUs awarded in 2022 will result in the issuance of actual shares of Dentsply Sirona common stock provided the Company achieves certain financial targets over the years 2022, 2023, and 2024. The number of shares issued will be linked to the Company’s performance as measured by adjusted EPS (40% weighting), Organic Sales Growth (40% weighting), and Total Shareholder Return (“TSR”) relative to the S&P 500 index (20% weighting). These performance criteria were selected because they align with Dentsply Sirona’s financial objectives communicated to stockholders, and the Human Resources Committee believes that they are important drivers of long-term stockholder value. Attainment of adjusted EPS and Organic Sales performance criteria is measured separately for each calendar year during the three-year performance period, with each year weighted as follows: 2022 (50%), 2023 (30%) and 2024 (20%). Each year’s target is established by multiplying the actual results from the prior calendar year by a growth percentage defined and approved by the Human Resources Committee prior to the granting of the award.

Excluding shares issued pursuant to dividend equivalent rights, the number of shares delivered at the end of the three-year performance period, ending December 31, 2024, may be anywhere from 0% to 250% of the target number of shares awarded, depending on the performance of the Company during the performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period. This design was first implemented for the 2021 PRSU awards to increase the short-term retentive value of the award while keeping the 3-year cliff vesting approach in order to maintain focus on our longer-term performance.

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2022-2024 Performance Restricted Stock Units

The following table sets forth the adjusted EPS and organic sales metrics in the 2022 PRSUs and the Company’s actual 2022 results:

2022-2024 Performance Restricted Stock Units
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (250%)	Result	Achievement %	Weighted Result
Adjusted EPS(1)	40%	$3.01	$3.18	$3.35	$2.09	0%	0%
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (250%)	Result	Achievement %	Weighted Result
Organic Sales(1)	40%	$4,251M	$4,442M	$4,634M	$4,208M	0%	0%

(1)

Adjusted EPS and Organic Sales are non-GAAP financial measures which excludes certain items. Please see Appendix A – “Adjusted EPS” and “Organic Sales” for a reconciliation of Adjusted EPS and Organic Sales to the corresponding GAAP information.

The SEC rules provide that the Company does not have to disclose confidential financial information if doing so would result in competitive harm to the Company. The specified adjusted EPS targets for 2023 and 2024 are maintained by the Company as confidential and proprietary information and, therefore, the Human Resources Committee believes that disclosure of such information prior to completion of the performance period would result in competitive harm to the Company.

The following table sets forth the Company’s TSR performance and payout range for 2022 grants, which has a metric weight of 20%, measured over the period of January 1, 2022 to December 31, 2024, relative to the TSR of the S&P 500 companies:

TSR(1)(2)	Threshold		Target		Maximum
Percentile	25	th	50	th	75	th
Payout	25%		100%		250%

(1)	TSR is defined to include stock price appreciation and dividends paid over the relevant period.

(2)	Measurement period of January 1, 2022 to December 31, 2024.

The actual number of shares awarded is calculated by interpolating the actual performance between the various target levels on a straight-line basis. PRSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the PRSUs. Further details regarding PRSU grants to the 2022 NEOs are provided below under “Executive Compensation Tables – 2022 Grants of Plan-Based Awards.”

Options (25% of target total annual equity value)

Stock options were granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. The 2022 stock option grants vest and become exercisable over three years—one-third on each of the first three anniversaries following grant—and are exercisable for a maximum of ten years from the grant date, subject to earlier expiration in the event of certain terminations of employment. The Company’s stock options are typically approved at the Board meeting in February each year (in 2022, the grant was made in March), with a grant date that is generally two trading days after the Company’s report of financial results for the prior year. Any grants for newly hired executive officers that are approved by the Human Resources Committee generally occur on the executive officer’s employment date, if such date is during the Company’s open trading window, or, if such date is not during the Company’s open trading window, two trading days after the Company’s report of quarterly or annual financial results. Further details regarding option grants to the 2022 NEOs are provided below under “Executive Compensation Tables – 2022 Grants of Plan-Based Awards.”

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RSUs (0% of target total annual equity value for Mr. Casey; 25% of target total annual equity value for the other NEOs)

RSUs awarded in 2022 vest over three years—one-third on each of the first three anniversaries following grant. RSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the RSUs. Further details regarding RSU grants to the 2022 NEOs are provided below under “Executive Compensation Tables — 2022 Grants of Plan-Based Awards.”

The following table sets forth the individual and target total values of annual equity awards for each Named Executive Officer:

Named Executive Officer	PRSU Target Value	Stock Option Value	RSU Value	Total Target Value
Simon D. Campion	—	—	—	—
Glenn G. Coleman	—	—	—	—
Andreas G. Frank	$919,223	$449,762	$500,004	$1,868,989
Cherée H. Johnson	$727,600	$324,695	$328,391	$1,380,685
Cord F. Staehler	$853,544	$381,363	$385,205	$1,620,112
John P. Groetelaars(1)	—	—	—	—
Barbara W. Bodem(2)	—	—	—	—
Donald M. Casey, Jr.	$5,624,993	$1,675,549	—	$7,300,541
Jorge M. Gomez	$1,763,235	$793,358	$795,740	$3,352,334

(1)

Mr. Groetelaars did not receive an annual equity award. Pursuant to his Interim Chief Executive Officer Employment Agreement, Mr. Groetelaars received a one-time grant of RSUs with a grant date fair value of $7 million. Additional information can be found below in the Section titled “One-Time Compensation Awards”.

(2)

Ms. Bodem did not receive an annual equity award. Pursuant to her Interim Chief Financial Officer Employment Agreement, Ms. Bodem received a one-time grant of RSUs with a grant date fair value of $2 million. Additional information can be found below in the Section titled “One-Time Compensation Awards”.

2021-2023 Performance Restricted Stock Units

The following table sets forth the Adjusted EPS and Organic Sales metrics in the 2021 PRSUs and the Company’s actual results from 2022:

2021-2023 Performance Restricted Stock Units
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (250%)	Result	Achievement %	Weighted Result
Adjusted EPS(1)	40%	$2.93	$3.07	$3.22	$2.09	0%	0%
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (250%)	Result	Achievement %	Weighted Result
Organic Sales(1)	40%	$4,231M	$4,400M	$4,569M	$4,208M	0%	0%
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (250%)	Result	Achievement %	Weighted Result
Total Shareholder Return	20%	25th	50th	75th	7th percentile	0%	0%

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(1)

Adjusted EPS and Organic Sales are non-GAAP financial measures which excludes certain items. Please see Appendix A – “Adjusted EPS” and “Organic Sales” for a reconciliation of Adjusted EPS and Organic Sales to the corresponding GAAP information.

2020-2022 Performance Restricted Stock Units

The 2020 PRSUs paid out based on three (3) year cumulative performance measures.

2020-2022 Performance Restricted Stock Units
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Adjusted EPS(1)	80%	$8.11	$8.92	$9.35	$6.71	0%	0%
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Total Shareholder Return	20%	25th	50th	75th	6th percentile	0%	0%

(1)	Adjusted EPS is a non-GAAP financial measure which excludes certain items. Please see Appendix A – “Adjusted EPS” for a reconciliation of adjusted EPS to the corresponding GAAP information.

The following table sets forth the 2020 PRSUs granted to NEOs and the resulting earned number of shares.

Named Executive Officer	2020 PRSUs Granted	2020 PRSUs with Dividend Equivalent Rights	Earned Shares with Dividend Equivalent Rights
Simon D. Campion	—	—	—
Glenn G. Coleman	—	—	—
Andreas G. Frank	—	—	—
Cherée H. Johnson	—	—	—
Cord F. Staehler	3,135	3,220	0
John P. Groetelaars	—	—	—
Barbara W. Bodem	—	—	—
Donald M. Casey, Jr.(1)	57,483	59,034	0
Jorge M. Gomez(2)	21,948	22,365	0

(1)	Mr. Casey’s 2020 PRSUs were forfeited upon the termination of his employment on April 19, 2022.

(2)	Mr. Gomez’s 2020 PRSUs were forfeited upon the resignation of his employment on May 6, 2022.

One-Time Compensation Awards

The Board and the Human Resources Committee retain the discretion to approve, and from time to time make, awards of compensation to executives outside of the typical annual cycle or otherwise on a one-time basis, such as new hire arrangements, promotional awards, and other one-time special awards and compensation arrangements for retention and incentive purposes.

One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards

As a result of the successful implementation of the Company’s ongoing restructuring plan and the 2019 Operating Margin Transformation Incentive Plan, for the four-quarter period ended June 30, 2021 and, subsequently, for the four quarter period ended September 30, 2021, the Company achieved an adjusted operating margin greater than 21%. Consequently, an additional 150% of the performance restricted stock units granted in connection with the 2019 Operating Margin Transformation Incentive Plan vested in November 2021.

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The following table sets forth the 2019 Operating Margin Transformation Incentive Plan PRSU targets and payout levels.

2019 Operating Margin Transformation Incentive Plan PRSU Award Payouts
Operating Margin Targets	18.0%	19.0%	20.0%	21.0%	22.0%	23.0%
Payout Levels	50%	100%	150%	200%	250%	300%
Status	Vested Q2 2020	Vested Q4 2021			N/A	N/A

The performance period associated with the 2019 Operating Margin Transformation Incentive Plan PRSUs ended on December 31, 2022 and no further payouts will be earned. Given the unique nature of the restructuring plan and Company priorities, the Human Resources Committee does not currently intend to grant a similar one-time equity award in the future.

Interim Executive Equity Awards

Pursuant to Mr. Groetelaars’ Interim Chief Executive Officer Employment Agreement, Mr. Groetelaars was granted an award of RSUs having a grant date fair value of $7 million vesting monthly in six substantially equal installments. Additionally, pursuant to Ms. Bodem’s Interim Chief Financial Officer Employment Agreement, Ms. Bodem was granted an award of RSUs having a grant date fair value of $2 million vesting monthly in six substantially equal installments. Both Mr. Groetelaars’ and Ms. Bodem’s RSU grants fully vested in November 2022.

Cash Signing Bonuses and One-Time Equity Awards

The Board of Directors engaged in a comprehensive search process to identify the right leaders to help the Company deliver on its strategic and financial goals. Following the extensive search, the Board of Directors appointed Simon D. Campion as President and Chief Executive Officer and a member of the Board of Directors, effective September 12, 2022. Pursuant to his employment agreement, in order to compensate him for the significant equity awards that he would forfeit on his departure, Mr. Campion received a make-whole equity grant of RSUs with a grant date fair value of $7 million generally vesting ratably over three years subject to continued employment.

Similarly, following an extensive search process, Mr. Glenn G. Coleman was appointed as the Company’s Executive Vice President, Chief Financial Officer, effective September 26, 2022. Mr. Coleman received a cash signing bonus of $300,000 and an equity grant comprised 25% of RSUs, 25% stock options and 50% PRSUs with a grant date fair value of $2.5 million.

Additionally, pursuant to his offer letter, Mr. Andreas G. Frank received a cash signing bonus of $1 million and a make-whole equity grant of RSUs with a grant date fair value of $3 million vesting ratably after three years subject to continued employment and, pursuant to her offer letter, Ms. Cherée H. Johnson received a cash signing bonus of $1 million and an equity grant of RSUs with a grant date fair value of $1 million vesting ratably after three years subject to continued employment.

2022 Retention Equity Awards

In April 2022, in connection with management transitions and retention considerations, the Human Resources Committee approved one-time equity grants of RSUs to Ms. Johnson and Dr. Staehler, amongst other members of management, in the amounts of $2 million and $3 million, respectively, and in June 2022, set the vesting dates applicable to such RSUs in accordance with the following schedule: 25% on November 16, 2022, 25% on November 16, 2023 and 50% on May 13, 2024. Such grants were made in November 2022, after being delayed as a result of the Company’s inability to timely file its quarterly financial statements during the pendency of the Audit and Finance Committee’s internal investigation.

Additionally, in November 2022, in connection with management transitions and retention considerations, the Human Resources Committee approved a one-time equity grant of RSUs in the amount of $750,000 to Mr. Coleman. Such RSUs vest one-third on each of the first three anniversaries following the grant date of November 22, 2022.

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Other Compensation Matters

Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements or offer letters with all of the 2022 NEOs, which include certain post-termination arrangements. The Human Resources Committee determined that this is in the best interest of the Company in order to ensure executives focus on serving the Company and stockholder interests without the distraction of possible job and income loss. Details regarding the post-termination arrangements are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control.”

Additionally, in May 2022, the Human Resources Committee adopted the Key Employee Severance Benefits Plan, which was then subsequently amended in November 2022. Details regarding the Key Employee Severance Benefits Plan are set forth below under “Key Employee Severance Benefits Plan.”

Details regarding potential payment adjustments in the event that payments or benefits to a NEO would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), are provided below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control Certain Adjustments in Payments to Executive Officers.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination are set forth below under “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Termination following Change in Control

The Human Resources Committee believes that certain executive officers, including certain NEOs, who are terminated without “Cause” (as defined in the employment agreements, offer letters or the Key Employee Severance Benefit Plan, as described below, as applicable) or elect to resign with “Good Reason” (as defined in the employment agreements or the Key Employee Severance Benefit Plan, as described below, as applicable) within two years of a change in control (as defined in the employment agreements or the Key Employee Severance Benefit Plan, as applicable) of the Company should be provided separation benefits. These benefits are intended to ensure that those executives focus on serving the Company and stockholders during the pendency of a potential change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change in control benefits were viewed as consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of the Company, in accordance with the Equity Incentive Plans, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives – that is, restrictions on all outstanding restricted stock units lapse, any performance conditions imposed with respect to such awards are deemed to be achieved at the target level of performance, and all non-exercisable stock options become exercisable – in the event of a termination as described in the preceding paragraph, or in the event any outstanding award is not assumed or substituted in connection with the change in control.

Details regarding arrangements in the event of termination following a change in control are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination and/or Change in Control,” and under the heading “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Key Employee Severance Benefits Plan

In May 2022, the Human Resources Committee, as part of its ongoing review of the Company’s executive compensation and retention program, approved the terms of the Dentsply Sirona Inc. Key Employee Severance Benefits Plan (the “Severance Plan”) and the Board of Directors ratified such approval. The Severance Plan provides for severance payments and benefits to certain eligible Employees (as defined in the Severance Plan) of the Company, including

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Mr. Campion, Mr. Coleman, Mr. Frank, Dr. Staehler and Ms. Johnson and each of the Company’s other executive officers, in the event that the applicable Employee (A) resigns for “Good Reason” (as defined in the Severance Plan) or (B) is involuntarily terminated by the Company without “Cause” (which, as defined in the Severance Plan includes a voluntary resignation from the Company that is triggered following a material reduction in the Employee’s base salary, target annual cash bonus opportunity, a relocation of more than 50 miles from his/her principal place of work, and solely for the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, a material diminution in responsibility or certain changes of control) or (B) is involuntarily terminated by the Company without “Cause” (which, as defined in the Severance Plan, includes committing an act of fraud or an act of malfeasance, recklessness or gross negligence against the Company, breaching a non-compete or non-solicitation agreement or being indicted for or convicted of a felony or crime involving moral turpitude) (each, a “Non-COC Qualified Termination”), with increased severance payments and benefits in connection with, or within a specified period of time following a “change of control” (as defined in the Severance Plan) (a “COC Qualified Termination”), or for eligible Employees other than the Chief Executive Officer outside of such a change of control, such Employee’s termination, on or prior to December 31, 2023 (a “Limited Initial Coverage Period Qualified Termination” and, together with a COC Qualified Termination and a Non-COC Qualified Termination, a “Qualified Termination”). The Interim Chief Executive Officer (as defined in the Severance Plan) and the Interim Chief Financial Officer (as defined in the Severance Plan) were ineligible to participate in the Severance Plan.

Upon a Non-COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, the Chief Executive Officer would be entitled to receive severance pay equal to (A) 2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the Dentsply Sirona Inc. 2016 Omnibus Incentive Plan, as amended (the “Equity Plan”), if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.

Upon a Non-COC Qualified Termination, all eligible Employees other than the Chief Executive Officer would be entitled to receive severance pay equal to (A) 1.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on the his or her active insurance coverage elections at the date of termination, plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.

Upon a COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, the Chief Executive Officer would be eligible to receive enhanced severance pay equal to (A) 3.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “Change in Control” (as defined in the Equity Plan), then “Good Reason” for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan.

Upon a COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, all eligible Employees other than the Chief Executive Officer would be eligible to receive severance pay equal to (A) 2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of

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EXECUTIVE COMPENSATION

termination, plus (B) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “change in control” (as defined in the Equity Plan), then “Good Reason” for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan.

Finally, upon a Limited Initial Coverage Period Qualified Termination, any eligible Employees other than the Chief Executive Officer would be entitled to receive severance pay equal to (A) 1.5 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) if such Employee received a retention equity award via notification from the interim Chief Executive Officer on April 27, 2022 (a “Retention Equity Award”), such Retention Equity Award becomes fully vested and nonforfeitable upon the date of such Limited Initial Coverage Period Qualified Termination. Eligibility for a Limited Initial Coverage Period Qualified Termination will naturally expire and have no further effect as of 11:59 p.m. EST on December 31, 2023.

As a condition to an eligible Employee’s receipt of severance benefits under the Severance Plan with respect to a Qualified Termination, the Employee must execute and not revoke a General Release and Waiver of all claims against the Company and all its Affiliates (as defined in the Severance Plan).

In November 2022, the Human Resources Committee further revised the Key Employee Benefit Severance Plan to incorporate additional changes to the definition of “Cause” effective as of January 1, 2024 and to correct various other immaterial matters.

Retirement and Other Benefits

The Company also maintained standard benefits consistent with those offered by other major corporations and which are generally available to all of the Company’s full-time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

Employee Stock Ownership Plan and 401(k) Plans

Dentsply Sirona offered retirement benefits to its eligible U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan known as the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan. In 2022, the NEOs, who met the eligibility requirements, participated in these plans, and the terms governing the retirement benefits under these plans for them were the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan.

Supplemental Executive Retirement Plan and Supplemental Savings Plan

The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior U.S. employees qualifying for eligibility based on level in the organization and time in role. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the Supplemental Savings Plan (“SSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Human Resources Committee concluded were not receiving competitive retirement benefits. Credits equal to 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company

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contributions to the 401(k) Savings and ESOP, are allocated to the participants’ accounts. No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The SSP is a deferred compensation plan that allows management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the SSP. The SSP is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that executive officers may not defer into Company stock because of implications under Section 16 of the Exchange Act), which are tracked by the Administrator.

Healthcare and Welfare Benefits

Company healthcare, life insurance and other employee welfare benefits are similar for all eligible employees, including the NEOs. Typically, the Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to other U.S. based Dentsply Sirona employees.

Executive Stock Ownership Guidelines

Because the Human Resources Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that the Company’s executive management are required to accumulate and hold until the stock ownership guidelines are met. Once in the position, the executive has five (5) years to meet the requirement. During such time, and until the guidelines are met, the executive will be required to hold 100% of the shares vested from RSUs and PRSUs (net of tax). “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including the 401(k) Savings and Employee Stock Ownership Plan (“ESOP”), SERP and salary and/or bonus deferral into the SSP, and equity awards pursuant to the equity incentive program. Unearned performance awards and unexercised options (or any portion thereof) do not count towards “stock ownership”.

Under the current guidelines established by the Human Resources Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Executive Chairman (if applicable) and Chief Executive Officer	5X
Executive Vice Presidents	3X
Senior Vice Presidents	2X
Group Vice Presidents and Vice Presidents	1X

All NEOs for 2022 were in compliance with the stock ownership guidelines as of the end of 2022.

Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that speculate on, hedge or offset, or are designed to speculate on, hedge or offset, any increase or decrease in the market value of the Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

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EXECUTIVE COMPENSATION

Compensation Recoupment Policy

In the event of either (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.

The Board plans to amend this policy to account for any requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.

Tax Deductibility of Executive Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the Human Resources Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

Termination Benefits for Former NEOs

Mr. Groetelaars first joined the Company in April 2022 and served as Interim Chief Executive Officer until September 12, 2022. For a summary of termination benefits for Mr. Groetelaars, see “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control — Payments Made to Mr. Groetelaars Upon Departure” beginning on page 84.

Ms. Bodem first joined the Company in April 2022 and served as Interim Executive Vice President and Chief Financial Officer until September 26, 2022. For a summary of termination benefits for Ms. Bodem, see “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control — Payments Made to Ms. Bodem Upon Departure” beginning on page 84.

Mr. Casey served as President and Chief Executive Officer and Board member until his employment was terminated on April 19, 2022. The Company has not entered into any agreement with Mr. Casey with respect to his termination. For a summary of termination benefits for Mr. Casey, see “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control — Donald M. Casey, Jr.” beginning on page 84.

Mr. Gomez served as Executive Vice President and Chief Financial Officer until his voluntary resignation on May 6, 2022. As a result of his voluntary resignation, Mr. Gomez did not receive any termination benefits from the Company.

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Human Resources Committee Report on Executive Compensation

The Human Resources Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES COMMITTEE

Willie A. Deese, Chair

Betsy D. Holden

Gregory T. Lucier

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Assessment of Risk

We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Human Resources Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:

•

Emphasis on Long-Term Equity Incentive Compensation; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our NEOs is provided through long-term equity incentive compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term equity incentive awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.

•

Performance-Based Restricted Stock Units. A significant portion of the long-term equity incentive compensation of our named executive officers consists of PRSUs. PRSU payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards.

•

Performance Measures. A significant portion of awards are made based on the achievement of a variety of balanced performance measures, including financial, strategic objectives and relative total shareholder returns measured over varying timeframes which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.

•	Performance Goals. Tied to both annual and longer-term strategic plans that are approved by the Board of Directors.

•

Role of Human Resources Committee. Members of the Human Resources Committee approve the final payout of the annual incentive awards for our NEOs following a review of executive and Company performance. Final payout for the Chief Executive Officer is ratified by the Board.

The Human Resources Committee also reviews certain of the Company’s compensation and incentive plans available to employees other than our NEOs to, among other things, prevent unnecessary risk taking under such plans.

•

Stock Ownership Guidelines. Our stock ownership guidelines require our executive management to hold a certain amount of Company stock. This requirement ensures that they will have a significant amount of personal wealth tied to the long-term performance of our stock.

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner.

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EXECUTIVE COMPENSATION TABLES

The following table sets forth the compensation earned by the NEOs for the fiscal year ended December 31, 2022:

Name and Principal Position(1)	Fiscal Year	Salary(4) ($)	Bonus(5) ($)	Stock Awards(6) ($)	Option Awards(7) ($)	Non-Equity Incentive Plan Compensation(8) ($)	All Other Compensation(9) ($)	Total ($)
Simon D. Campion, President and Chief Executive Officer	2022	304,110	—	7,000,008	—	228,082	20,235	7,552,435
Glenn G. Coleman Executive Vice President, Chief Financial Officer	2022	166,096	300,000	2,874,587	749,676	79,726	50,748	4,220,833
Andreas G. Frank, Executive Vice President, Chief Business Officer	2022	481,370	1,000,000	4,419,220	499,762	315,000	531,766	7,247,118
Cherée H. Johnson, Former Senior Vice President, Chief Legal Officer, General Counsel and Secretary	2022	471,014	1,000,000	4,066,350	324,695	197,826	379,668	6,439,553
Cord F. Staehler, Former Senior Vice President, Chief Technology Officer	2022	451,663	—	4,238,742	381,363	187,719	68,107	5,327,594
John. P. Groetelaars, Former Interim Chief Executive Officer	2022	—	—	6,999,995	—	—	—	6,999,995
Barbara W. Bodem, Former Executive Vice President, Chief Financial Officer	2022	600,000	—	1,999,985	—	—	10,150	2,610,135
Donald M. Casey, Jr(2) Former Chief Executive Officer	2022	359,359	—	5,624,993	1,675,549	—	124,178	7,784,078
	2021	1,020,630	—	5,719,466	1,675,483	643,750	192,555	9,251,885
	2020	777,439	—	4,157,311	1,382,024	625,000	225,094	7,166,868
Jorge M. Gomez(3) Former Executive Vice President, Chief Financial Officer	2022	268,434	—	2,558,975	793,358	—	10,150	3,630,918
	2021	762,411	—	1,842,966	562,733	288,529	137,348	3,593,986
	2020	703,904	—	1,587,324	527,536	280,100	438,226	3,537,090

1.	Principal positions are the positions held at the end of 2022.

2.	On April 19, 2022, the Company announced that Mr. Casey was terminated as Chief Executive Officer and ceased to serve as a member of the Company’s Board, effective immediately.

3.	Mr. Gomez resigned from his position with the Company on May 6, 2022.

4.	The Amount for Dr. Staehler has been converted from Euros to U.S. dollars using the exchange rate as of December 31, 2022 of $1.0705 to €1.

5.

Bonus amounts for Mr. Frank and Ms. Johnson in 2022 are for one-time cash payments at the start of their respective roles as Executive Vice President, Chief Business Officer and Senior Vice President, Chief Legal Officer, General Counsel and Secretary, respectively.

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EXECUTIVE COMPENSATION TABLES

6.

Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year as computed in accordance with FASB ASC Topic 718. In 2022, the number of shares that could be granted upon the conversion of the annual grant of PRSUs ranges from zero to a maximum of 2.5 times the target amount. The value of PRSUs assuming the highest level of performance conditions are achieved is as follows: Mr. Campion: n/a; Mr. Coleman: $3,436,505; Mr. Frank: $2,298,058; Ms. Johnson: $1,818,999; Dr. Staehler: $2,133,860; Mr. Groetelaars: n/a; Ms. Bodem: n/a; Mr. Casey: $14,062,482; and Mr. Gomez: $4,408,088.

7.

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 14, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

8.

Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2022, 2021, 2020 that were paid in cash in 2023, 2022, 2021, respectively. The amount for Dr. Staehler has been converted from Euros to U.S. dollars using the exchange rate as of December 31, 2022 of $1.0705 to €1.

9.	Amounts shown are described in the “All Other Compensation” table that follows.

All Other Compensation

Name	401(k) Savings & ESOP Contributions(1)	SERP Contribution(2)	Relocation(3)	Car Allowance(4)	Pension(5)	Severance	Perquisites > $10,000(6)	Total Other Compensation
Simon D. Campion	—	—	$1,822	—	—	—	$18,413	$20,235
Glenn G. Coleman	—	—	$38,590	—	—	—	$12,159	$50,748
Andreas G. Frank	$17,227	$156,473	$358,066	—	—	—	—	$531,766
Cherée H. Johnson	$19,273	$153,167	$207,228	—	—	—	—	$379,668
Cord F. Staehler	—	—	—	$12,846	$55,261	—	—	$68,107
John P. Groetelaars	—	—	—	—	—	—	—	—
Barbara W. Bodem	$10,150	—	—	—	—	—	—	$10,150
Donald M. Casey, Jr.	$19,825	$104,353	—	—	—	—	—	$124,178
Jorge M. Gomez	$10,150	—	—	—	—	—	—	$10,150

(1)

Represents the 3% non-elective cash contributions and up to 3.5% of matching cash contributions by the Company into a 401(k) Savings Plan for U.S. NEOs up to the allowable statutory limit. For every dollar an employee contributes up to 6%, the Company matches 100% on the first 1% and 50% on the next 5%, for a total Company contribution opportunity of 6.5%.

(2)

Represents Company credits for the 2022 plan year to the U.S. SERP, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided below under “Non-Qualified Deferred Compensation.”

(3)

Represents amounts for relocation expenses incurred in 2022. The amount for Mr. Campion is related to the shipment and storage of household goods from Morristown, NJ to Charlotte, NC. The amount for Mr. Coleman is related to a home purchase in Charlotte, NC. The amount for Mr. Frank is related to his move from Skaneateles, NY to Charlotte, NC. The amount for Ms. Johnson is related to her move from Owings Mills, MD to Charlotte, NC.

(4)	Amount for Dr. Staehler represents annual car allowance. Amounts have been converted from Euros to U.S. dollars using the exchange rate as of December 31, 2022 of $1.0705 to €1.

(5)

Amount for Dr. Staehler represents Company credits for the 2022 year to the German pension program, which is a defined contribution plan. Amounts have been converted from Euros to U.S. dollars using the exchange rate as of December 31, 2022 of $1.0705 to €1.

(6)	Perquisites for Messrs. Campion and Coleman represent reimbursement amounts for travel expenses to their principal work assignment location of Charlotte, NC.

66    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

2022 Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2022:

Name	Grant Date	Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Stock Units (4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (5) ($)

				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)
Simon D. Campion
Incentive Compensation				625,000	1,250,000	1,500,000	—	—	—	—	—	—	—
One-Time Equity Grant
RSUs	11/15/2022	8/22/2022		—	—	—	—	—	—	223,357	—	—	7,000,008
Glenn G. Coleman
Incentive Compensation				250,000	500,000	600,000	—	—	—	—	—	—	—
One-Time Equity Grant
RSUs	11/15/2022	9/22/2022		—	—	—	—	—	—	23,931	—	—	749,998
PRSUs	11/15/2022	9/22/2022		—	—	—	21,538	47,862	119,655	—	—	—	1,374,602
Options	11/15/2022	9/22/2022		—	—	—	—	—	—	—	74,600	31.34	749,676
RSUs	11/22/2022	11/21/2022		—	—	—	—	—	—	24,695	—	—	749,987
Andreas G. Frank
Incentive Compensation				262,500	525,000	630,000	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	11/16/2022	2/22/2022		—	—	—	—	—	—	16,340	—	—	500,004
PRSUs	11/16/2022	2/22/2022		—	—	—	14,706	32,680	81,700	—	—	—	919,223
Options	11/16/2022	2/22/2022		—	—	—	—	—	—	—	51,400	30.60	499,762
One-Time Equity Grant
RSUs	11/16/2022	2/22/2022		—	—	—	—	—	—	98,039	—	—	2,999,993
Cherée H. Johnson
Incentive Compensation				196,000	392,000	470,400	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/3/2022	12/14/2021		—	—	—	—	—	—	6,161	—	—	328,391
PRSUs	3/3/2022	12/14/2021		—	—	—	5,545	12,321	30,803	—	—	—	727,600
Options	3/3/2022	12/14/2021		—	—	—	—	—	—	—	21,200	53.30	324,695
One-Time Equity Grant
RSUs	3/3/2022	12/14/2021		—	—	—	—	—	—	18,956	—	—	1,010,375
RSUs	11/16/2022	4/27/2022		—	—	—	—	—	—	65,359	—	—	1,999,985
Cord F. Staehler
Incentive Compensation				159,237	318,474	382,169	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/3/2022	2/22/2022		—	—	—	—	—	—	7,227	—	—	385,205
PRSUs	3/3/2022	2/22/2022		—	—	—	6,504	14,454	36,136	—	—	—	853,544
Options	3/3/2022	2/22/2022		—	—	—	—	—	—	—	24,900	53.30	381,363
One-Time Equity Grant
RSUs	11/16/2022	4/27/2022		—	—	—	—	—	—	98,039	—	—	2,999,993
John P. Groetelaars
Incentive Compensation				—	—	—	—	—	—	—	—	—	—
One-Time Equity Grant
RSUs	11/16/2022	4/15/2022	(1)	—	—	—	—	—	—	228,758	—	—	6,999,995
Barbara W. Bodem
Incentive Compensation				—	—	—	—	—	—	—	—	—	—
One-Time Equity Grant
RSUs	11/16/2022	4/15/2022	(1)	—	—	—	—	—	—	65,359	—	—	1,999,985
Donald M. Casey, Jr.
Incentive Compensation				797,250	1,594,500	1,913,400	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/3/2022	2/22/2022		—	—	—	—	—	—	—	—	—	—
PRSUs	3/3/2022	2/22/2022		—	—	—	42,865	95,255	238,137				5,624,993
Options	3/3/2022	2/22/2022		—	—	—	—	—	—	—	109,400	53.30	1,675,549

DENTSPLY SIRONA INC. – Proxy Statement     67

EXECUTIVE COMPENSATION TABLES

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Stock Units (4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (5) ($)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)
Jorge M. Gomez
Incentive Compensation			317,600	635,200	762,240	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/3/2022	2/22/2022	—	—	—	—	—	—	14,929	—	—	795,740
PRSUs	3/3/2022	2/22/2022	—	—	—	13,437	29,859	74,647	—	—	—	1,763,235
Options	3/3/2022	2/22/2022	—	—	—	—	—	—	—	51,800	53.30	793,358

(1)

The one-time RSU grants to Mr. Groetelaars and Ms. Bodem were approved in April 2022 with monthly vesting in six substantially equal installments, however the granting of such awards was delayed due to the Company’s inability to timely file its quarterly financial statements during the pendency of the Audit and Finance Committee’s internal investigation. Due to the delay, the Human Resources Committee applied vesting credit from the approval date with the result that the awards were fully vested at grant.

(2)

Amounts shown represent threshold, target and maximum amounts for the 2022 AIP reflecting the Bonus Plan. The maximum award under the 2022 AIP reflecting the Bonus Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by 1.2. The amount in the “Threshold” column assumes the Company achieves the minimum performance levels required for a payout for each metric. Payments or deferrals made under the Annual Incentive Plan for 2022 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table For Fiscal Year ended December 31, 2022.” Refer to the “Compensation Discussion and Analysis — Determination of Annual Incentive Awards” for a description of the performance measures and criteria for payment of Non-Equity Incentive Plan Compensation. The amounts for Dr. Staehler have been converted from Euros to U.S. dollars using the exchange rate as of December 31, 2022 of $1.0705 to €1.

(3)

These amounts represent the number of PRSUs that may vest depending on attainment of performance targets. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming the Company achieves the minimum performance levels required for a payment of shares for each metric. Performance targets and target awards are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.” RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

(4)

These amounts represent time based-vesting RSUs. RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients. The terms of these grants are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.”

(5)

The grant date fair value of the 3/3/2022 RSUs and PRSUs, with the cumulative adjusted EPS metric, is the closing stock price on the date of grant of $53.30. The 3/3/2022 grant date fair value of PRSUs with the market-based metric of relative TSR uses the Monte Carlo Simulation method with a value $82.06. The 3/3/2022 grant date fair value of options uses the Black-Scholes option pricing model with a value of $15.3158. The grant date fair value of the 11/15/2022 RSUs and PRSUs, with the cumulative adjusted EPS metric, is the closing stock price on the date of grant of $31.34. The 11/15/2022 grant date fair value of PRSUs with the market-based metric of relative TSR uses the Monte Carlo Simulation method with a value $18.24. The 11/15/2022 grant date fair value of options uses the Black-Scholes option pricing model with a value of $10.049274. The grant date fair value of the 11/16/2022 RSUs and PRSUs, with the cumulative adjusted EPS metric, is the closing stock price on the date of grant of $30.60. The 11/16/2022 grant date fair value of PRSUs with the market-based metric of relative TSR uses the Monte Carlo Simulation method with a value $18.24. The 11/16/2022 grant date fair value of options uses the Black-Scholes option pricing model with a value of $9.722989. The grant date fair value of the 11/22/2022 RSUs is the closing stock price on the date of grant of $30.37. Assumptions used in the calculation of these amounts are similar to those included in Note 16, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

68    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Simon D. Campion
Annual Equity Grants	—	—	—
One-Time Equity Grants	—	—	—			223,357	7,111,687

	—	—	—			223,357	7,111,687	—	—

Glenn G. Coleman
Annual Equity Grants	—	—	—
One-Time Equity Grants	—	74,600	74,600	31.34	11/15/2032
								38,290	1,219,154
								9,572	304,772
						23,931	761,963
						24,695	786,289

	—	74,600	74,600			48,626	1,548,252	47,862	1,523,926

Andreas G. Frank
Annual Equity Grants	—	51,400	51,400	30.60	11/16/2032
								26,144	832,425
								6,536	208,106
	—	—	—			16,340	520,266
One-Time Equity Grants						98,039	3,121,562

	—	51,400	51,400			114,379	3,641,827	32,680	1,040,531

Cherée H. Johnson
Annual Equity Grants	—	21,200	21,200	53.30	3/3/2032
								9,857	313,849
								2,464	78,462
	—	—	—			6,161	196,172
						18,956	603,571
One-Time Equity Grants						49,019	1,560,765

	—	21,200	21,200			74,137	2,360,508	12,321	392,311

DENTSPLY SIRONA INC. – Proxy Statement     69

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Cord F. Staehler
Annual Equity Grants	4,000	—	4,000	54.83	5/7/2029
	5,000	2,500	7,500	47.84	3/4/2030
	4,200	8,400	12,600	58.71	3/4/2031
	—	24,900	24,900	53.30	3/3/2032
								—	—
								—	—
						—	—
								2,576	—
								644	—
						537	17,083
								5,546	176,583
								1,387	44,162
						2,311	73,586
								11,564	368,184
								2,891	92,038
						7,227	230,111
								2,942	93,682
One-Time Equity Grants						73,529	2,341,163

	13,200	35,800	49,000			83,064	2,661,944	27,549	774,648

John P. Groetelaars
Annual Equity Grants	—	—	—
One-Time Equity Grants
	—	—	—			—	—

	—	—	—			—	—	—	—

70    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Barbara W. Bodem
Annual Equity Grants	—	—	—
One-Time Equity Grants
	—	—	—			—	—

	—	—	—			—	—	—	—

Donald M. Casey, Jr.
Annual Equity Grants	81,500	—	81,500	56.67	3/6/2028
	84,500	—	84,500	49.29	3/12/2029
	91,867	45,933	137,800	47.84	3/4/2030
	35,134	70,266	105,400	58.71	3/4/2031
	—	109,400	109,400	53.30	3/3/2032
								—	—
								—	—
						—	—
								47,227	—
								11,807	—
						9,839	313,261
								69,677	2,218,527
								17,419	554,632
								76,203	2,426,315
								19,051	606,595
One-Time Equity Grants	40,800	—	40,800	56.37	3/6/2028
								52,450	1,670,015

	333,801	225,599	559,400			9,839	313,261	293,836	7,476,084

Jorge M. Gomez
Annual Equity Grants	—	—	—
One-Time Equity Grants
	—	—	—			—	—

	—	—	—			—	—	—	—

DENTSPLY SIRONA INC. – Proxy Statement     71

EXECUTIVE COMPENSATION TABLES

1.

Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. The non-exercisable stock options with the following expiration dates vested or will vest as indicated below:

Options granted to Messrs. Coleman, Frank, Casey, Gomez, and Ms. Johnson and Dr. Staehler vested or will vest as follows, as applicable:

Expiration Date	Vesting Schedules
3/6/2028	The remaining one-third vested March 6, 2021.
3/12/2029	The remaining one-third vested March 12, 2022.
5/7/2029	The remaining one-third vested May 7, 2022.
3/4/2030	One-third vested March 4, 2021, one-third vested March 4, 2022 and the remaining one-third will vest March 4, 2023.
3/4/2031	One-third vested March 4, 2022, one-third vested March 4, 2023 and the remaining one-third will vest March 4, 2024.
3/3/2032	One-third vested March 3, 2023, one-third will vest March 3, 2024 and the remaining one-third will vest March 3, 2025.
11/15/2032	One-third will vest November 15, 2023, one-third will vest November 15, 2024 and the remaining one-third will vest November 15, 2025.
11/16/2032	One-third will vest November 16, 2023, one-third will vest November 16, 2024 and the remaining one-third will vest November 16, 2025.

2.

The Company’s stock options are typically approved at the Board meeting in February each year, with a grant date that is generally three trading days after the Company’s report of financial results on Form 10-K for the prior year.

3.	Stock options generally expire ten years after the grant date.

4.

RSUs restrictions lapse and the units convert to shares of stock based on the schedules below, except that they become immediately vested upon death, disability or qualified retirement, as applicable. The number of RSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the RSUs originally granted.

For Mr. Campion, RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
11/15/2022	One-time equity grant of RSUs will vest one-third November 15, 2023, one-third will vest November 15, 2024 and the remaining one-third will vest November 15, 2025.

For Mr. Coleman, RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
11/15/2022	One-time equity grant of RSUs will vest one-third November 15, 2023, one-third will vest November 15, 2024 and the remaining one-third will vest November 15, 2025.
11/16/2022	One-time equity grant of RSUs will vest one-third November 16, 2023, one-third will vest November 16, 2024 and the remaining one-third will vest November 16, 2025.

For Mr. Frank, RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
11/16/2022	Annual equity grant of RSUs will vest one-third November 16, 2023, one-third will vest November 16, 2024 and the remaining one-third will vest November 16, 2025.
11/16/2022	One-time equity grant of RSUs will vest one-third November 16, 2023, one-third will vest November 16, 2024 and the remaining one-third will vest November 16, 2025.

72    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

For Ms. Johnson, RSUs with the following grant dates vested or will vest as indicated below, per her separation agreement:

Grant Date	Vesting Schedules
3/3/2022	Annual equity grant of RSUs vested one-third March 3, 2023 and the remaining two-thirds will be forfeited.
11/16/2022	One-time retention equity grant of RSUs vested 25% November 16, 2022, 25% will vest on November 16, 2023 and the remaining 50% will be distributed on May 13, 2024.

For Dr. Staehler, both the annual and one-time PRSUs granted on May 7, 2019 and March 4, 2020 are included at the actual amounts based on performance attainment. RSUs with the following grant dates vested or will vest as indicated below:

Grant Date	Vesting Schedules
5/7/2019	Annual equity grant of RSUs the remaining one-third vested on May 7, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2022 and the remaining one-third will vest March 4, 2023.
3/4/2021	Annual equity grant of RSUs vested one-third March 4, 2022, one-third will vest March 4, 2023 and the remaining one-third will be forfeited.
3/3/2022	Annual equity grant of RSUs vested one-third March 3, 2023, and the remaining two-thirds will be forfeited.
11/16/2022	One-time retention equity grant of RSUs vested 25% November 16, 2022, 25% will vest November 16, 2023 and remaining 50% will be distributed on May 13, 2024.

For Mr. Groetelaars, RSUs with the following grant dates vested as indicated below:

Grant Date	Vesting Schedules
11/16/2022	One-time equity grant of RSUs vested November 16, 2022.

For Ms. Bodem, RSUs with the following grant dates vested as indicated below:

Grant Date	Vesting Schedules
11/16/2022	One-time equity grant of RSUs vested November 16, 2022.

For Mr. Casey, both the annual and one-time PRSUs granted on March 12, 2019 and March 4, 2020 are included at the actual amounts based on performance attainment. RSUs with the following grant dates vested as indicated below:

Grant Date	Vesting Schedules
3/12/2019	Annual equity grant of RSUs the remaining one-third vested on March 12, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2022 and the remaining one-third vested March 4, 2023.

DENTSPLY SIRONA INC. – Proxy Statement     73

EXECUTIVE COMPENSATION TABLES

For Mr. Gomez, all outstanding grants were forfeited based on his voluntary separation effective May 6, 2022. RSUs with the following grant dates were forfeited as indicated below:

Grant Date	Vesting Schedules
8/28/2019	Equity grant of RSUs vested one-third August 28, 2021 and the remaining one-third was forfeited.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2022 and the remaining one-third was forfeited.
3/4/2021	Annual equity grant of RSUs vested one-third March 4, 2022 and the remaining two-thirds were forfeited.
3/3/2022	Annual equity grant of RSUs was forfeited in its entirety.

5.	The market value represents the number of RSUs granted and the associated dividend equivalent rights, multiplied by the December 31, 2022 stock closing market price of $31.84.

6.

Includes annual PRSU grants at target (prior to attainment), which are subject to three (3) year cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known, and that a performance objective is met, except that they become immediately vested upon death or disability. The number of PRSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the PRSUs originally granted. PRSUs are shown at the target amount including the accrued dividend equivalent rights for the grants made March 4, 2021, March 3, 2022, November 15, 2022 and November 16, 2022 as applicable.

The other one-time PRSU grants are based on the achievement of certain adjusted operating margin targets during a performance period commencing on January 1, 2019 and ending on December 31, 2022 (“2019 Operating Margin Transformation Incentive Plan PRSU Awards”). These PRSU amounts include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the PRSUs originally granted.

7.	The market value represents the number of PRSUs granted at the target amount and the associated dividend equivalent rights, multiplied by the December 31, 2022 stock closing market price of $31.84.

Options Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2022.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Simon D. Campion	—	—	—	—
Glenn G. Coleman	—	—	—	—
Andreas G. Frank	—	—	—	—
Cherée H. Johnson	—	—	16,340	500,004
Cord. F. Staehler	—	—	26,845	864,862
John P. Groetelaars	—	—	228,758	6,999,995
Barbara W. Bodem	—	—	65,359	1,999,985
Donald M. Casey, Jr.	—	—	23,528	1,184,469
Jorge M. Gomez	—	—	6,934	364,520

74    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

1.	None of the NEOs exercised stock options in 2022.

2.	The amounts shown are calculated based on the closing price of a share of common stock on Nasdaq on the date of vesting.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance(4) ($)
Simon D. Campion	Supplemental Executive Retirement Plan	—	—	—	—	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Glenn G. Coleman	Supplemental Executive Retirement Plan	—	—	—	—	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Andreas G. Frank	Supplemental Executive Retirement Plan	—	156,473	—	—	156,473
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Cherée H. Johnson	Supplemental Executive Retirement Plan	—	153,167	—	—	153,167
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Cord F. Staehler(5)	Supplemental Executive Retirement Plan	—	—	—	—	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
John P. Groetelaars	Supplemental Executive Retirement Plan	—	—	—	—	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Barbara W. Bodem	Supplemental Executive Retirement Plan	—	—	—	—	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Donald M. Casey, Jr.	Supplemental Executive Retirement Plan	—	104,353	(291,697)	—	503,163
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Jorge M. Gomez(6)	Supplemental Executive Retirement Plan	—	—	(85,282)	22,729	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—

(1)	The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2022. They are included in the “All Other Compensation” column in the Summary Compensation Table.

DENTSPLY SIRONA INC. – Proxy Statement     75

EXECUTIVE COMPENSATION TABLES

(3)

Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividend equivalents, with stock units being distributed in the form of common stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2022. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year ended December 31, 2022. Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)

Mr. Casey was 60% vested at the time of his termination, Mr. Gomez was 20% vested at the time of his resignation and Ms. Johnson was 0% vested at the time of her resignation based on their years of service.

(5)	Dr. Staehler was not eligible to participate in the U.S. SERP or US Dentsply Sirona Inc. Supplemental Savings Plan.

(6)

Mr. Gomez was 20% vested at the time of his termination and elected to receive his SERP distribution in a lump sum payment. He received a payment of $22,729, while the remaining account balance of $90,916 was unvested and forfeited in connection with his departure.

The table below discloses potential distributions of the SERP for the NEOs as if they had been terminated as of December 31, 2022:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Resignation Without Cause ($)	Termination After Change in Control ($)	Death ($)
Simon D. Campion	—	—	—	—	—	—	—
Glenn G. Coleman	—	—	—	—	—	—	—
Andreas G. Frank	—	—	—	—	—	156,473	156,473
Cheree H. Johnson(1)	—	—	—	—	—	153,167	153,167
Cord F. Staehler	—	—	—	—	—	—	—
John P. Groetelaars	—	—	—	—	—	—	—
Barbara W. Bodem	—	—	—	—	—	—	—
Donald M. Casey, Jr.(2)	301,898	301,898	1,085,368	1,085,368	—	1,085,368	503,163
Jorge M. Gomez(3)	—	—	—	—	22,729	—	—

(1)

Ms. Johnson’s SERP account balance was $153,167 as of December 31, 2022. Ms. Johnson was not vested based on her time in role and, due to her voluntary separation effective February 24, 2023, all of Ms. Johnson’s SERP amounts have been forfeited.

(2)

Mr. Casey’s SERP account balance was $503,163 as of December 31, 2022, and he is currently 60% vested based on his time in his former role. He would be entitled to additional contributions to the plan for the year and 2023, after termination. Estimated contribution 2023 is based on Mr. Casey’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2022, the $290,000 maximum salary multiplied by 6.5% Company contribution). As of December 31, 2023, Mr. Casey would be 80% vested in the SERP. He has elected to receive his SERP account distribution in a lump sum payment.

(3)

Mr. Gomez’s SERP account balance was $0 as of December 31, 2022, as he received a distribution in November 2022, 6 months following his termination. He had elected to receive his SERP account distribution in a lump sum payment and received $22,729.

76    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control

Dentsply Sirona entered into employment agreements or offer letters with all of the NEOs who were in office during 2022. The following is a discussion of the material terms of such NEOs’ employment agreements or offer letters for our NEOs employed during 2022:

GENERAL TERMS

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Cash Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit
Simon D. Campion	9/12/2022	3 years and 24 month renewals unless terminated	$1,000,000 (annual base salary, subject to periodic review)	N/A	125% target bonus pro-rated for length of service in 2022

“Make-whole” equity grant with fair value of $7,000,000 vesting ratably after three years subject to continued employment.

Annual equity incentive awards with target of no less than $5,000,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources Committee of the Board.

							Participation in Company plans.	2 years
Glenn G. Coleman	9/26/2022	N/A	$625,000 (subject to annual review)	Cash payment of $300,000	80%

Annual equity incentive awards with target of $3,000,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources Committee of the Board

For 2022, one-time award with target of $2,500,000 grant date fair value, consisting of 25% in time-based RSUs, 25% in stock options and 25% in PRSUs and $750,000 grant date fair value in time-based RSUs.

							Participation in Company plans.	2 years
Andreas G. Frank	5/1/2022	N/A	$700,000 (annual base salary, subject to periodic review)	“Make- whole” cash payment of $1,000,000	75%

Annual equity incentive awards with target of $2,000,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources Committee of the Board.

For 2022, one-time $3,000,000 grant date fair value in time-based RSUs.

							Participation in Company plans.	2 years
Cherée H. Johnson	3/1/2022	N/A	$560,000 (annual base salary, subject to periodic review)	“Make- whole” cash payment of $1,000,000	70%

Annual equity incentive awards with target of $1,300,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources Committee of the Board.

For 2022, one-time $1,000,000 grant date fair value in time-based RSUs

							Participation in Company plans.	2 years

DENTSPLY SIRONA INC. – Proxy Statement     77

EXECUTIVE COMPENSATION TABLES

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Cash Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit
Cord F. Staehler	6/1/2019	N/A	$454,963 (annual base salary, subject to periodic review)[1]	N/A	70%	Eligible for participation in Company equity incentive plans, under which grants are made at discretion of the Board	Company car; voluntary retirement pension	2 years
John P. Groetelaars	4/19/2022	N/A	N/A	N/A	N/A	One-time equity incentive compensation of $7,000,000 grant date fair value in time-based RSUs vesting monthly in six substantially equal installments.	N/A	N/A
Barbara W. Bodem	4/25/2022	N/A	$100,000 for each month Ms. Bodem is employed as the Company’s Interim Chief Financial Officer for at least one day	N/A	N/A	One-time equity incentive compensation of $2,000,000 grant date fair value in time-based RSUs vesting monthly in six substantially equal installments.	N/A	N/A
Donald M. Casey, Jr.	2/12/2018	3 years and 24 month renewals unless terminated	$1,063,000 (annual base salary, subject to periodic review)	“Make- whole” cash payment of $500,000	150% target bonus pro-rated for length of service in 2018	Annual equity incentive awards with target of $6,750,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources Committee of the Board.	Participation in Company plans.	2 years
Jorge M. Gomez	8/1/2019	N/A	$794,000 (subject to annual review)	Signing bonus of $500,000; “Make- whole” cash payment of $600,000	75% target bonus pro-rated for length of service in 2019

Annual equity incentive awards with target of $2,575,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources committee of the Board

For 2019, $3,000,000 grant date fair value in time-based RSUs; and eligibility for a one-time PRSU award of $3,500,000 grant date fair value as part of the one-time Operating Margin Performance Incentive Program. For 2022, $600,000 grant date fair value, 25% in time-based RSUs, 25% in stock options and 50% in PRSUs.

							Participation in Company plans.	2 years

(1)	Amounts shown have been converted from Euros using the exchange rate as of December 31, 2022 of $1.0705 to €1.

78    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Payments Upon Termination and/or Change of Control

Below is a summary of potential payments owed to the NEOs upon termination and/or change in control pursuant to their respective employment agreements or offer letters, as applicable, in connection with any applicable Company plan or plans, including the Key Employee Severance Benefits Plan. According to the employment agreement of Mr. Campion, all such payments except for those listed under “Payments Made Upon Termination” below are subject to the signing and not revoking of a general release of claims. Additionally, in the case of Mr. Campion, payments listed under “Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause” and those listed under “Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause” are additionally subject to the signing and not revoking of a separation agreement on or before the 50th day following separation from service.

Payments Made Upon Termination

Each of Mr. Campion, Mr. Coleman, Mr. Frank, Ms. Johnson and Dr. Staehler (the “Current NEOs”) would be entitled to receive amounts previously earned and unpaid during his or her employment, regardless of the reason for the termination of employment. Those amounts include:

(1)	any unpaid portion of the executive’s annual base salary earned through the date of termination;

(2)	any earned but unpaid annual incentive payout for the prior fiscal year, except in the case of a termination of executive’s employment for Cause;

(3)	any reasonable travel and business expenses incurred in the performance of such executive’s duties to the Company;

(4)	any amounts or benefits accrued under any employee benefit plans, programs or arrangements, payable in accordance with the terms thereof, including:

(a)	vested stock options could be exercised within 90 days of termination;

(b)	lump sum distributions would be made for amounts accrued and vested through the 401(k) Savings and ESOP;

(c)	distributions would be made for amounts accrued and vested through the SERP and SSP; and

(5)	any accrued but unused paid time off.

Payments Made Upon Retirement

In addition to the items listed above, each Current NEO would be entitled to the following in the event of a “qualified retirement.” Under the Omnibus Plan (which defines “qualified retirement” as age 65):

(1)	Awards with only a time qualification for vesting will fully vest on the date of retirement;

(2)	Awards having any performance criteria will fully vest at target on the date of retirement; and

(3)	Options will fully vest on the date of retirement.

Termination for Cause

Notwithstanding the foregoing items, if an NEO is determined to have been terminated for Cause, such NEO would not be entitled to the post-termination benefits described herein. In addition, all of such NEO’s outstanding unvested awards would terminate.

Payments Made Upon a Non-COC Qualified Termination

If Mr. Campion (A) resigns for “Good Reason” (as defined in the Severance Plan and described above in the Key Employee Severance Benefits Plan Section and also includes any material reduction in Mr. Campion’s equity incentive compensation) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan and described above in the Key Employee Severance Benefits Plan Section) (each, a “Non-COC Qualified Termination”), Mr. Campion would be entitled to receive severance pay equal to:

(1)

2.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination;

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EXECUTIVE COMPENSATION TABLES

(2)	a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, and

(3)

for any equity-compensation awards held pursuant to the Dentsply Sirona Inc. 2016 Omnibus Incentive Plan, as amended (the “Equity Plan”), if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason (as defined in the Severance Plan).

Upon a Non-COC Qualified Termination of any of the Current NEOs other than Mr. Campion, such Current NEO would be entitled to receive severance equal to:

(1)

1.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on the his or her active insurance coverage elections at the date of termination;

(2)	a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination; and

(3)

for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.

Additionally, the Company may terminate Dr. Staehler for any reason upon 6 months’ notice and may release him from any duties after such notice so long as his salary and other leave entitlements are provided up through the end of the notice period.

Payments Made Upon a COC-Qualified Termination

If Mr. Campion (A) resigns for “Good Reason” (as defined in the Severance Plan and described above in the Key Employee Severance Benefits Plan Section) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan and described above in the Key Employee Severance Benefits Plan Section and also includes any material reduction in Mr. Campion’s equity incentive compensation) in connection with, or within a specified period of time following a “change of control” (as defined in the Severance Plan) (a “COC Qualified Termination”), Mr. Campion would be entitled to receive severance pay equal to:

(1)

3.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination; and

(2)

for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “Change in Control” (as defined in the Equity Plan), then “Good Reason” for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan.

Upon a COC Qualified Termination of any of the Current NEOs other than Mr. Campion, such Current NEO would be entitled to receive severance equal to:

(1)

2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination; and

(2)

for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “change in control” (as defined in the Equity Plan), then “Good Reason” for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan.

80    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Payments Made Upon a Limited Initial Coverage Period Qualified Termination

If any of the Current NEOs other than Mr. Campion are terminated outside of a change of control (as defined in the Severance Plan) on or prior to December 31, 2023 (a “Limited Initial Coverage Period Qualified Termination”), such Current NEO would be entitled to receive severance equal to:

(1)

1.5 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination;

(2)	a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination; and

(3)

if such Employee received a retention equity award via notification from the interim CEO on April 27, 2022, such retention equity award becomes fully vested and nonforfeitable upon the date of such Limited Initial Coverage Period Qualified Termination.

Termination Upon Death or Disability

If Mr. Campion separates from the Company due to death or disability, except in the case of termination for Cause or by Mr. Campion without Good Reason, Mr. Campion or his estate or beneficiaries would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to any earned but unpaid annual incentive payout for the prior fiscal year.

Certain Adjustments in Payments to Named Executive Officers

If any payment or benefit as described above due under the employment agreements or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the following applies for Mr. Campion:

(1)

the amounts otherwise payable and benefits otherwise due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Internal Revenue Code, results in the receipt by Mr. Campion, on an after-tax basis, of the greatest amount of benefits, notwithstanding in the case of (i) above that some portion of the value of such payments or benefits may be non-deductible under Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Internal Revenue Code.

(2)

In general, in the event that the payments and/or benefits are to be reduced pursuant to (1)(ii) above, such payments and benefits will be reduced such that the reduction of cash compensation to be provided to Mr. Campion is minimized.

Estimated Payments Payable to a NEO Upon Termination or Change in Control

The following tables contain estimated potential payments that may be due to a NEO should termination of employment or change in control occur. These amounts assume that the date of termination was December 31, 2022 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The common stock price was assumed to remain at $31.84 per share, the closing price on December 31, 2022, the last trading day of fiscal year 2022. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount an NEO would receive upon termination of employment under the applicable circumstances. Actual amounts to be paid may differ and can only be determined in the event of and at the time of an executive officer’s termination of employment. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and which have been reported in previous sections of this proxy:

•	amounts previously earned under the Company’s non-equity annual incentive plans; and

•	the exercise of outstanding vested options (reported in the “Outstanding Equity Awards at Fiscal Year End” table).

DENTSPLY SIRONA INC. – Proxy Statement     81

EXECUTIVE COMPENSATION TABLES

Simon D. Campion

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Salary	2,000,000	2,000,000	3,000,000	—
Non Equity Incentive Compensation Plan	2,500,000	2,500,000	3,750,000	—
Stock Options	—	—	—	—
Stock Awards & Dividends	7,111,687	7,111,687	7,111,687	7,111,687
401(k)	—	—	—	—
Supplemental Executive Retirement Plan	—	—	—	—
Medical, Dental and Vision Insurances	58,814	58,814	88,221	—
Short and Long-Term Disability Insurance	1,020	1,020	1,530	—
Basic Life and Accidental Death and Dismemberment Insurance	2,328	2,328	3,492	1,000,000
Total	11,673,849	11,673,849	13,954,929	8,111,687

Glenn G. Coleman

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Salary	937,500	937,500	1,250,000	—
Non Equity Incentive Compensation Plan	750,000	750,000	1,000,000	—
Stock Options	—	—	37,300	37,300
Stock Awards & Dividends	—	—	3,072,178	3,072,178
401(k)	—	—	—	—
Supplemental Executive Retirement Plan	—	—	—	—
Medical, Dental and Vision Insurances	43,803	43,803	58,404	—
Short and Long-Term Disability Insurance	765	765	1,020	—
Basic Life and Accidental Death and Dismemberment Insurance	1,638	1,638	2,184	938,000
Total	1,733,705	1,733,705	5,421,085	4,047,478

82    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Andreas G. Frank

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Salary	1,050,000	1,050,000	1,400,000	—
Non Equity Incentive Compensation Plan	787,500	787,500	1,050,000	—
Stock Options	—	—	63,736	63,736
Stock Awards & Dividends	—	—	4,682,359	4,682,359
401(k)	—	—	—	—
Supplemental Executive Retirement Plan	—	—	156,473	156,473
Medical, Dental and Vision Insurances	44,110	44,110	58,814	—
Short and Long-Term Disability Insurance	765	765	1,020	—
Basic Life and Accidental Death and Dismemberment Insurance	1,746	1,746	2,328	1,000,000
Total	1,884,121	1,884,121	7,414,729	5,902,568

Cord F. Staehler

The departure of Dr. Staehler was effective as of March 31, 2023. The following is a summary of actual termination benefits for Dr. Staehler in connection with his departure.

Termination by Company without Cause ($)(1)
Salary	1,644,682
Non Equity Incentive Compensation Plan	159,237
Stock Options	—
Stock Awards & Dividends	2,908,877
401(k)	—
Supplemental Executive Retirement Plan	—
Medical, Dental and Vision Insurances	—
Short and Long-Term Disability Insurance	—
Basic Life and Accidental Death and Dismemberment Insurance	—
Total	4,712,796

(1)	All amounts for Dr. Staehler have been converted from Euros to U.S. dollars using the exchange rate as of December 31, 2022 of $1.0705 to €1.

DENTSPLY SIRONA INC. – Proxy Statement     83

EXECUTIVE COMPENSATION TABLES

Donald M. Casey, Jr.

The termination of Mr. Casey was effective as of April 19, 2022. The Company has not entered into any agreement with Mr. Casey with respect to his termination. The following table applies to the Company’s pre-termination agreements with Mr. Casey in connection with potential payments to Mr. Casey upon termination of employment. As of the date of this proxy statement, the Company has taken no position with respect to these provisions in connection with his departure.

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Salary	2,126,000	2,126,000	2,126,000	—
Non Equity Incentive Compensation Plan	3,189,000	3,189,000	3,189,000	—
Stock Options	—	—	—	—
Stock Awards & Dividends	4,966,076	4,966,076	7,998,986	7,998,986
401(k)	39,650	39,650	39,650	—
Supplemental Executive Retirement Plan	783,470	783,470	783,470	201,265
Medical, Dental and Vision Insurances	38,693	38,693	38,693	—
Short and Long-Term Disability Insurance	1,020	1,020	1,020	—
Basic Life and Accidental Death and Dismemberment Insurance	2,328	2,328	2,328	1,000,000
Total	11,146,237	11,146,237	14,179,146	9,200,251

Payments Made to Mr. Groetelaars Upon Departure

John P. Groetelaars

Mr. Groetelaars ceased serving as the Company’s Interim Chief Executive Officer as of September 12, 2022. Pursuant to his Interim CEO Employment Agreement, Mr. Groetelaars was not entitled to receive any termination benefits in connection with his departure.

Payments Made to Ms. Bodem Upon Departure

Barbara W. Bodem

Ms. Bodem ceased serving as the Company’s Interim Executive Vice President and Chief Financial Officer as of September 26, 2022. Pursuant to her Interim Chief Financial Officer Employment Agreement, Ms. Bodem was not entitled to receive any termination benefits in connection with her departure.

84    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Payments Made to Ms. Johnson Upon Departure

Cherée H. Johnson

The departure of Ms. Johnson was effective as of February 24, 2023. The following is a summary of actual termination benefits paid in 2023 to Ms. Johnson in connection with her departure.

Termination by Employee with Good Reason ($)
Salary	840,000
Non Equity Incentive Compensation Plan	647,068
Stock Options	—
Stock Awards & Dividends	1,753,493
401(k)	—
Supplemental Executive Retirement Plan	—
Medical, Dental and Vision Insurances	42,271
Short and Long-Term Disability Insurance	765
Basic Life and Accidental Death and Dismemberment Insurance	1,467
Total	3,285,064

DENTSPLY SIRONA INC. – Proxy Statement     85

EXECUTIVE COMPENSATION TABLES

CEO Pay Ratio Disclosure

As permitted under the SEC rules, in 2022, we used annual gross wages as our consistently applied compensation measure to determine our median employee who was located in the United States. We selected a determination date of December 31, 2022 to determine our employee workforce. We annualized pay for those who commenced work during 2022. We used a valid statistical sampling methodology to identify the median gross wages. The 2021 median employee is no longer employed by Dentsply Sirona and therefore, a similarly situated employee with comparable compensation was selected for 2022. The total compensation was $56,266 in 2022.

Mr. Campion’s total compensation for the fiscal year ended December 31, 2022 as shown on the Summary Compensation Table on page 65 was $7,552,435, which included an actual base salary of $304,110, annual incentive plan amount of $228,082, relocation of $1,822, travel reimbursement perquisites of $18,413 and annual equity with the grant date fair value of $7,000,008. Based on the foregoing, our estimate of the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all other employees was 134 to 1.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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EXECUTIVE COMPENSATION TABLES

Pay Versus Performance
The following table presents the Summary Compensation Table totals of our Principal Executive Officer (“PEO”) and the average of our other Named Executive Officers (“Other NEOs”) as well as their “compensation actually paid” for the past three fiscal years ending December 31, 2022, calculated in accordance with recently adopted SEC rules.

Year	Summary Compensation Table Total for First PEO 1,2,4	Compensation Actually Paid to First PEO 1,2,5	Summary Compensation Table Total for Second PEO 1,4	Compensation Actually Paid to Second PEO 1,5	Summary Compensation Table Total for Third PEO 1,4	Compensation Actually Paid to Third PEO 1,5	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 3	Value of Initial Fixed $100 Investment Based on:		Net Income (billions) 8	Adjusted Earnings Per Share 9
									Total Shareholder Return 6	Peer Group Total Shareholder Return 7
2022	$7,784,078	($4,551,477)	$6,999,995	$7,150,311	$7,552,435	$7,664,113	$4,911,944	$2,986,155	$58	$140	($0.950)	$2.09
2021	$9,251,885	$20,087,841	—	—	—	—	$2,384,897	$5,981,207	$100	$143	$0.411	$2.82
2020	$7,166,868	$4,390,322	—	—	—	—	$2,350,903	$2,006,914	$93	$113	($0.073)	$1.79

1.	In 2022, the PEOs included Messrs. Casey (First PEO), Groetelaars (Second PEO) and Campion (Third PEO).

2.	Mr. Casey served as the PEO in 2020 and 2021.

3.	The other NEOs for the applicable years were as follows:

a.	2022: Mmes. Bodem (former interim) and Johnson (former), Messrs. Gomez (former), Coleman, and Frank and Dr. Staehler (former)

b.	2021: Messrs. Gomez, Petersohn, Ebling, and Key

c.	2020: Mrs. Yankie and Messrs. Gomez, Petersohn, Ebling and Newell

4.
The dollar amounts reported in the Summary Compensation Table Total for First PEO, Second PEO and Third PEO columns are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the “Summary Compensation Table for 2022.”

5.
The dollar amounts reported in the Compensation Actually Paid for First PEO, Second PEO and Third PEO columns represent the amounts of “Compensation Actually Paid” to each PEO, as computed in accordance with Item 402(v) of SEC Regulation
S-K.

6.
Total Shareholder Return (“TSR”) is calculated by dividing (i) the sum of: (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.

7.
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The Market index used for the Peer Group TSR is the S&P 500 Healthcare Index.

8.	Net Income amounts in (billions) reflected in Dentsply Sirona’s audited consolidated finance statements for the applicable year.

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EXECUTIVE COMPENSATION TABLES

9.
The Company has identified Adjusted Earnings Per Share as the company-selected measure for the pay versus performance disclosure, as it represents the most significant financial performance measure used to link compensation actually paid to the PEOs and the Other NEOs to the Company’s performance in 2022.

The following adjustments were made to Mr. Casey’s equity valuations to determine the compensation actually paid to Mr. Casey:

First PEO Equity Award Adjustment Breakout

Year	Year End Fair Value of Equity Awards in the Year and Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments 1
2022	$2,058,867	($6,652,281)	$0	($439,027)	$0	($2,572)	($5,035,014)
2021	$8,418,152	($133,935)	$0	$9,673,416	$0	$273,272	$18,230,906
2020	$4,176,976	($2,576,695)	$0	$1,112,517	$0	$49,990	$2,762,789
The following adjustments were made to Mr. Groetelaars’ equity valuations to determine the compensation actually paid to Mr. Groetelaars:

Second PEO Equity Award Adjustment Breakout

Year	Year End Fair Value of Equity Awards in the Year and Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments 1
2022	$150,317	$0	$6,999,995	$0	$0	$0	$7,150,311
2021	$0	$0	$0	$0	$0	$0	$0
2020	$0	$0	$0	$0	$0	$0	$0
The following adjustments were made to Mr. Campion’s equity valuations to determine the compensation actually paid to Mr. Campion:

Third PEO Equity Award Adjustment Breakout

Year	Year End Fair Value of Equity Awards in the Year and Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments 1
2022	$7,111,687	$0	$0	$0	$0	$0	$7,111,687
2021	$0	$0	$0	$0	$0	$0	$0
2020	$0	$0	$0	$0	$0	$0	$0

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EXECUTIVE COMPENSATION TABLES

The following adjustments were made to the equity valuations of the other NEOs to determine
the average compensation actually paid to the other NEOs:

Non-PEO NEO Equity Award Adjustment Breakout

Year	Year End Fair Value of Equity Awards in the Year and Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments 1
2022	$2,235,298	($97,499)	$541,666	($21,517)	($760,257)	($5,697)	$1,891,996
2021	$1,544,158	($15,156)	$0	$3,411,660	$0	$92,517	$5,033,179
2020	$821,512	($606,168)	$0	$515,168	$0	$14,982	$745,494

1.	The equity adjustments for the PEOs and Non-PEO NEOs in the breakout tables above were calculated as follows:

a.	Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;

b.
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year;

c.	Add, for awards that are granted and vest in the same year, the fair value as of the vesting date;

d.
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year;

e.
Subtract, for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and

f.
Add the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.

Relationship Between Compensation Actually Paid and Performance
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our
“pay-for-performance”
compensation philosophy. The “Compensation Actually Paid” values reflected in the Pay Versus Performance for 2022 table demonstrate the year-over-year fluctuations in compensation for our PEO and other NEOs based on key measures of company performance. As the table demonstrates, the compensation of our PEO and the other NEOs is greater when the performance of the key measures is high, and lower when performance is down, demonstrating the clear alignment of interests of our PEO and the other NEOs and our stockholders.
It is important to note that the Compensation Actually Paid for the First PEO closely mirrors the Company’s performance due to having received equity grants prior to 2022, which were impacted by the fluctuations in TSR, Net Income and Adjusted Earnings Per Share. The Second PEO was employed on an interim basis in 2022 during the CEO transition period, while the Third PEO is the current CEO hired during 2022. Due to not receiving equity grants prior to 2022, their compensation actually paid was not impacted by the decrease in TSR, Net Income and Adjusted Earnings Per Share in 2022.
2019 Operating Margin Transformation Incentive Plan
In the “Compensation Discussion & Analysis —
One-Time
Compensation Awards —
One-Time
2019 Operating Margin Transformation Incentive Plan PRSU Awards” section of the Proxy, further detail is provided on the 2019 Operating Margin Transformation Incentive Plan grants. These grants were a key component in the stock value changes over the three years presented in the Pay Versus Performance table for 2022.

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EXECUTIVE COMPENSATION TABLES

Compensation Actually Paid and Cumulative TSR
As described in more detail in the section captioned “Compensation Discussion and Analysis — Annual Equity Compensation”, the number of units earned for a portion of the PRSU grant is based on the Relative TSR for a three-fiscal-year
performance period. As demonstrated by the following table, the amount of compensation actually paid to the first PEO and the average amount of compensation actually paid to the Other NEOs is generally aligned with Dentsply Sirona’s TSR over each of the three years presented in the Pay Versus Performance Table for 2022.

For each of the three years presented in the Pay Versus Performance Table for 2022, Dentsply Sirona’s cumulative TSR fell behind that of the S&P 500 Healthcare index peer group. The following table details the Company’s cumulative TSR in comparison to the Peer Group cumulative TSR for each of the measurement periods.

Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid to the first PEO and the average amount of compensation actually paid the Other NEOs is generally aligned with Dentsply Sirona’s Net Income over the three years presented in the Table for 2022. While the Company does not use Net Income as a performance measure in

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the overall executive compensation program, the measure of Net Income is correlated with the measures of Net Sales and Operating Income, which are utilized in setting goals for annual incentive compensation and adjusted EPS and Net Sales which are utilized in determining the vesting of PRSUs that are awarded to the NEOs.

Compensation Actually Paid and Adjusted Earnings
Per
Share
As described in more detail in the section captioned “Compensation Discussion and Analysis — Annual Equity Compensation”, the number of units earned for a portion of the PRSU grant is based on the Adjusted Earnings Per Share for a three-fiscal-year performance period. As demonstrated by the following table, the amount of compensation actually paid to the first PEO and the average amount of compensation actually paid to the Other NEOs is generally aligned with Dentsply Sirona’s Adjusted Earnings Per Share over each of the three years presented in the Pay Versus Performance Table for 2022.

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PRINCIPAL BENEFICIAL OWNERS OF SHARES

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 27, 2023 (unless otherwise indicated) held by (i) the NEOs, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding common stock, based on 212,466,141 shares of common stock outstanding as of such date. The business address for each of our directors and executive officers listed below is c/o DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277.

Name	Total Shares Beneficially Owned(1)		Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	25,121,756	(2)	11.69%
BlackRock Inc., 55 East 52nd Street, New York, NY 10055	16,978,584	(3)	7.90%
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	13,582,284	(4)	6.30%
Nuance Investments, LLC, 4900 Main St Ste 220, Kansas City, Missouri, 64112	12,642,319	(5)	5.88%
Barbara W. Bodem	42,420	(6)	*
Eric K. Brandt	95,959	(7)	*
Simon D. Campion	0	(8)	*
Donald M. Casey, Jr.	709,374	(9)	*
Glenn G. Coleman	0	(10)	*
Willie A. Deese	64,115	(11)	*
Andreas G. Frank	0	(12)	*
Jorge M. Gomez	108,250	(13)	*
John P. Groetelaars	143,404	(14)	*
Betsy D. Holden	27,729	(15)	*
Clyde R. Hosein	6,313	(16)	*
Cherée H. Johnson	15,698	(17)	*
Harry M. Jansen Kraemer Jr.	158,559	(18)	*
Gregory T. Lucier	36,282	(19)	*
Cord F. Staehler	46,080	(20)	*
Leslie F. Varon	23,823	(21)	*
Janet S. Vergis	9,868	(22)	*
Dorothea Wenzel	0	(23)	*
Directors and Executive Officers as a Group (21 persons)	1,561,892		0.74%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 27, 2023 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

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PRINCIPAL BENEFICIAL OWNERS OF SHARES

(2)

The ownership of shares for The Vanguard Group, Inc. is based on information contained in (i) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2023 for the period ended December 30, 2022 and consists of 25,121,756 shares of common stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities.

(3)

The ownership of shares for BlackRock, Inc. is based on information contained in (i) the Schedule 13G/A filed by BlackRock, Inc. on February 3, 2023 for the period ended December 31, 2022 and consists of 16,978,584 shares of common stock of the Company beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities.

(4)

The ownership of shares for Artisan Partners Limited Partnership is based on information contained in (i) the Schedule 13G/A filed by Artisan Partners Limited Partnership on February 10, 2023 for the period ended December 31, 2022 and consists of 13,582,284 shares of common stock of the Company beneficially owned by Artisan Partners Limited Partnership and/or certain other non-reporting entities.

(5)

The ownership of shares for Nuance Investments, LLC is based on information contained in (i) the Schedule 13G filed by Nuance Investments, LLC. on February 8, 2023 for the period ended December 31, 2022 and consists of 12,642,319 shares of common stock of the Company beneficially owned by Nuance Investments, LLC and/or certain other non-reporting entities.

(6)	This number includes 42,420 shares held direct by Ms. Bodem; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(7)

This number includes 38,122 shares held direct by Mr. Brandt; 5,400 shares held by the Brandt Family Trust; 44,200 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; 0 shares of restricted stock units that will vest within 60 days of March 27, 2023; and 6,724 shares of restricted stock units and 1,513 shares that could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(8)	This number includes 0 shares held direct by Mr. Campion; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(9)	This number includes 205,540 shares held direct by Mr. Casey; and 451,334 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(10)	This number includes 0 shares held direct by Mr. Coleman; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(11)

This number includes 23,115 shares held direct by Mr. Deese; 41,000 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; 0 shares of restricted stock units that will vest within 60 days of March 27, 2023 and 0 shares of restricted stock units that will vest when Mr. Deese ceases to be a Board member.

(12)	This number includes 0 shares held direct by Mr. Frank; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(13)	This number includes 108,250 shares held direct by Mr. Gomez; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(14)

This number includes 143,404 shares held direct by Mr. Groetelaars; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; 0 shares of restricted stock units that will vest within 60 days of March 27, 2023 and 0 shares of restricted stock units that will vest when Mr. Groetelaars ceases to be a Board member.

(15)

This number includes 2,720 shares held direct by Ms. Holden; 10,300 shares that could be acquired by Ms. Holden pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; 0 shares of restricted stock units that will vest within 60 days of March 27, 2023.and 14,709 restricted stock units that will vest when Ms. Holden ceases to be a Board member.

(16)

This number includes 6,313 shares held direct by Mr. Hosein; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023, and 0 restricted stock units that will vest within 60 days of March 27, 2023.

(17)	This number includes 8,631 shares held direct by Ms. Johnson; and 7,067 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(18)

This number includes 126,733 shares held direct by Mr. Kraemer; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; 0 shares of restricted stock units that

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PRINCIPAL BENEFICIAL OWNERS OF SHARES

will vest within 60 days of March 27, 2023; 9,558 shares of restricted stock units that will vest when Mr. Kraemer ceases to be a Board member and 668 shares that could be acquired pursuant to the Deferred Plan when Mr. Kraemer ceases to be a Board member.

(19)

This number includes 21,282 shares held direct by Mr. Lucier; 15,000 shares held in an IRA, 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; and 0 shares of restricted stock units that will vest within 60 days of March 27, 2023.

(20)	This number includes 17,880 shares held direct by Dr. Staehler; and 28,200 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023.

(21)

This number includes 11,121 shares held direct by Ms. Varon; 10,300 shares that could be acquired by Ms. Varon pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; 0 shares of restricted stock units that will vest within 60 days of March 27, 2023; and 2,402 shares of restricted stock units that will vest when Ms. Varon ceases to be a Board member.

(22)

This number includes 9,868 shares held direct by Ms. Vergis; 0 shares that could be acquired by Ms. Vergis pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; and 0 shares of restricted stock units that will vest within 60 days of March 27, 2023.

(23)

This number includes 0 shares held direct by Dr. Wenzel; 0 shares that could be acquired by Dr. Wenzel pursuant to the exercise of stock options exercisable within 60 days of March 27, 2023; and 0 shares of restricted stock units that will vest within 60 days of March 27, 2023.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the SEC. Based upon reports furnished to the Company or filed with the SEC and written representations and information provided to the Company, the Company believes that during fiscal year 2022, all such persons complied with all applicable filing requirements except for certain reports that were filed late, as follows: one late Form 4/A relating to one transaction for each of Erania Brackett, John P. Groetelaars, Cherée H. Johnson, Cord Staehler, Richard Wagner and Lisa Yankie; one late Form 4 relating to three transactions for Robert A. (Tony) Johnson; and one late Form 4 relating to one transaction for Gregory T. Lucier.

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REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2022, the Audit and Finance Committee was composed of the following four directors, all of whom were independent as defined by the listing standards of The Nasdaq Global Select Market: Ms. Leslie F. Varon, Mr. Clyde R. Hosein, Ms. Janet S. Vergis and Dr. Dorothea Wenzel. Ms. Vergis served on the Audit and Finance Committee until February 6, 2023.

In addition, Ms. Varon, Mr. Hosein and Dr. Wenzel were designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit and Finance Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit and Finance Committee and the Board and amended as determined appropriate.

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit and Finance Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit and Finance Committee’s responsibility is to oversee these processes.

In this context, the Audit and Finance Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit and Finance Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB.

In addition, the Audit and Finance Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

The Audit and Finance Committee discussed with PwC the overall scope and plans for their audits. The Audit and Finance Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Additionally, the Audit and Finance Committee met and held discussions with external advisors and also PwC concerning the internal investigation that the Committee concluded in October 2022.

Based upon the Audit and Finance Committee’s discussions with management and PwC and the Audit and Finance Committee’s review of the representations of management and the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2022 filed with the SEC.

Respectfully submitted,

THE AUDIT AND FINANCE COMMITTEE

Leslie F. Varon, Chair

Clyde R. Hosein

Dorothea Wenzel

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PROXY ITEM NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2023.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2022 and 2021 (in thousands):

	2022 ($)		2021 ($)
Audit fees(1)	14,028	(5)	7,530
Audit-related fees(2)	21		216
Tax fees(3)	1,212		2,739
All other fees(4)	13		5
Total	15,274		10,490

(1)

Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)

All other fees includes fees and expenses related to the Audit and Finance Committee’s internal investigation announced on May 10, 2022 and in connection with access to certain research services of PwC.

(5)

2022 Audit fees also include approximately $5.8 million in fees in connection with the Audit and Finance Committee’s internal investigation announced on May 10, 2022, including associated accounting and restatement reviews.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Audit and Finance Committee at its next meeting. Management makes a presentation to the Audit and Finance Committee (or the

DENTSPLY SIRONA INC. – Proxy Statement     97

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Chairman of the Audit and Finance Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit and Finance Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee in accordance with its procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast at the meeting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of voting on the proposal.

Neither our By-Laws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent auditor. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2023.

98    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3:

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION FOR 2022

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this Proxy Statement. This proposal is also referred to as the “Say-on-Pay” vote, which we currently hold annually and expect to present to the stockholders again at our 2024 annual meeting.

The Human Resources Committee has overall responsibility for evaluating and determining the Company’s executive compensation. In 2022, all of the independent members of the Board approved the compensation of Mr. Campion, the President and Chief Executive Officer of the Company. The Human Resources Committee was during 2022, and is currently, comprised solely of independent directors. The Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement provides an extensive description of the process and substance of the activity of the Human Resources Committee in determining executive compensation generally and for 2022.

Dentsply Sirona’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans.

Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our NEOs’ pay to performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity-based programs. Our performance-based annual incentive program rewards short-term performance, while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual incentive program and, as applicable, under our equity incentive awards, focus on objectives that the Human Resources Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, RSUs and PRSUs more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and RSU.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Human Resources Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

DENTSPLY SIRONA INC. – Proxy Statement     99

PROXY ITEM NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION FOR 2022

Although the advisory vote is non-binding and will not require the Company to take any action, the Human Resources Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the approval of the above resolution and the Company’s executive compensation for 2022.

100    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 4:

NON-BINDING ADVISORY VOTE ON FREQUENCY TO HOLD NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to indicate how frequently they believe we should seek an advisory Say-On-Pay vote. At the Company’s 2017 Annual Meeting, the majority of our stockholders voted to advise us to include a Say-On-Pay proposal every year, and the Board determined that the Company will hold an advisory stockholder vote on the compensation of our Named Executive Officers every year. A non-binding, advisory vote on the frequency of Say-On-Pay proposals must be held at least once every six years, including this year. Accordingly, we are seeking an advisory determination from our stockholders as to the frequency with which we should present a Say-On-Pay vote to the stockholders. Stockholders have the option of selecting a frequency of three years, two years, one year, or abstaining.

Reasons for the Proposal

At our 2017 Annual Meeting, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of that vote, the Board determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of stockholder votes on executive compensation.

After careful consideration of the Company’s Say-on-Pay vote results over the past six years, the Say-on-Pay vote frequency for comparable companies and other matters the Board considered to be relevant, the Board determined to recommend that the stockholders continue to hold the advisory vote on executive compensation every year.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the Company’s stockholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year.

Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, the Company’s stockholders on corporate governance matters and the Company’s executive compensation philosophy, policies and practices.

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that an advisory stockholder vote to approve the compensation paid to the Company’s Named Executive Officers, as disclosed in the CD&A, compensation tables and narrative discussion, be submitted to the Company’s stockholders every: (i) three years, (ii) two years or (iii) one year; with such frequency that receives the highest number of votes cast being the preferred advisory vote of stockholders.”

This vote is advisory, and therefore not binding on the Company, the Human Resources Committee or our Board of Directors. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options.

Recommendation of the Board

Our Board unanimously recommends a vote FOR

every “ONE YEAR” as the frequency for an advisory vote on

the compensation of our Named Executive Officers.

DENTSPLY SIRONA INC. – Proxy Statement     101

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2022 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	3.0 million	$51.64	13 million
Equity Compensation Plans not approved by security holders	—	—	—
Total	3.0 million	$51.64	13 million

102    DENTSPLY SIRONA INC. – Proxy Statement

OTHER MATTERS

Nominating Candidates for Election to the Board or Proposing Other Business to be brought before the Annual Meeting

The Company’s By-Laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting, or between January 25, 2024 and February 24, 2024 for the 2024 Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting, or between January 25, 2024 and February 24, 2024 for the 2024 Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.

Additionally, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, will be permitted to nominate and include in the Company’s proxy materials for its Annual Meeting of Stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that such request for nomination and inclusion be submitted to the Secretary of the Company not less than 120 days and not more than 150 days prior to the anniversary of the date the definitive proxy statement was first mailed to stockholders in connection with the immediately preceding Annual Meeting, or between November 16, 2023 and December 16, 2023 for the 2024 Annual Meeting, and provided further that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in ARTICLE I, Section 12a of the Company’s Sixth Amended and Restated By-Laws.

Householding of Proxy Materials

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, for those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, the Notice of Annual Meeting, Proxy Statement and the 2022 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and the 2022 Annual Report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding and have requested to receive proxy materials in printed form by mail will continue to receive separate proxy cards.

DENTSPLY SIRONA INC. – Proxy Statement     103

OTHER MATTERS

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and 2022 Annual Report and any accompanying documents, or if you hold Dentsply Sirona stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank, trustee or other holder of record.

We strongly encourage your participation in the householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Incorporation by Reference

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act, or the Exchange Act, the sections of this Proxy Statement titled “Human Resources Committee Report” and “Report of the Audit and Finance Committee” are not so incorporated unless specifically otherwise provided in any such filing.

Solicitation of Proxies

Dentsply Sirona will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. Dentsply Sirona has retained the services of Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies for an estimated fee of $15,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. Dentsply Sirona will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. Dentsply Sirona will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

By Order of the Board of Directors

Richard C. Rosenzweig

Senior Vice President, Corporate Development, General Counsel and Secretary

April 14, 2023

104    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Information to GAAP Information

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines “organic sales” as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period’s foreign currency exchange rates.

Adjusted Operating Income (Loss) and Margin

Adjusted operating income (loss) is computed by excluding the following items from operating income:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Impairment related charges and other costs. These adjustments include charges related to goodwill and intangible asset impairments. Other costs include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, lease and contract termination costs, and related professional service costs associated with specific restructuring initiatives. The Company is continually seeking to take actions that could enhance its efficiency; consequently restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs also include legal settlements, executive separation costs, and changes in accounting principle recorded within the period. Beginning in the second quarter of 2022, this category includes costs related to the recent investigation and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

DENTSPLY SIRONA INC. – Proxy Statement     A-1

APPENDIX A

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of the reported net income (loss) in accordance with US GAAP, adjusted to exclude the items identified above, the related income tax impacts, and discrete income tax adjustments such as: final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted EBITDA

Adjusted EBITDA is computed by excluding interest, income tax expense, depreciation and amortization, as well as the adjustments described above for computing Adjusted Operating Income.

Adjusted Free Cash Flow Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as that number divided by adjusted net income (loss). Management believes that this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

A-2    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Adjusted EPS

A reconciliation of Net Income (Loss) and EPS to Adjusted Net Income and Adjusted EPS is provided below:

	Year Ended December 31, 2022

(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(950)	$(4.41)
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	209
Impairment related charges and other costs	1,379
Business combination related costs and fair value adjustments	9
Fair value and credit risk adjustments	43
Tax impact of the pre-tax non-GAAP adjustments (a)	(271)
Subtotal non-GAAP adjustments	1,369	6.35
Income tax related adjustments	33	0.15

Adjusted non-GAAP net income	$452	$2.09

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

	Year Ended December 31, 2021 (b)

(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to Dentsply Sirona	$411	$1.87
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	222
Impairment related charges and other costs	14
Business combination related costs and fair value adjustments	3
Fair value and credit risk adjustments	21
Tax impact of the pre-tax non-GAAP adjustments (a)	(65)
Subtotal non-GAAP adjustments	195	0.89
Income tax related adjustments	15	0.06

Adjusted non-GAAP net income	$621	$2.82

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.
(b) As Restated

DENTSPLY SIRONA INC. – Proxy Statement     A-3

APPENDIX A

	Year Ended December 31, 2020 (b)

(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(73)	$(0.33)
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	192
Impairment related charges and other costs	323
Business combination related costs and fair value adjustments	23
Fair value and credit risk adjustments	9
Tax impact of the pre-tax non-GAAP adjustments (a)	(88)
Subtotal non-GAAP adjustments	459	2.08
Income tax related adjustments	9	0.04

Adjusted non-GAAP net income	$395	$1.79

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated. (b) As Revised

Organic Sales

A reconciliation of reported net sales to organic sales is as follows:

	Year Ended December 31,
(in millions, except percentages)	2022	2021 (a)	$ Change	% Change
Net sales	$3,922	$4,231	$(309)	(7.3%)
Foreign exchange impact	$289			(6.8%)
Acquisitions	($3)			0.1%
Divestitures and discontinued products				(0.1%)

Organic sales	$4,208			(0.5%)

(a) As Restated

	Year Ended December 31,
(in millions, except percentages)	2021 (a)	2020 (b)	$ Change	% Change
Net sales	$4,231	$3,339	$892	26.7%
Foreign exchange impact				2.9%
Acquisitions				5.4%
Divestitures and discontinued products				(5.7%)

Organic sales				24.1%

(a) As Restated (b) As Revised

A-4    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Adjusted Operating Income Percentage

	Year Ended December 31, 2022
(in millions, except percentages)	Operating (Loss) Income	Percentage of Net Sales
Operating Loss	$(937)	(23.9%)
Amortization of purchased intangible assets	209	5.3%
Impairment related charges and other costs	1,379	35.2%
Business combination related costs and fair value adjustments	6	0.2%

Adjusted Operating Income	$657	16.8%

	Year Ended December 31, 2021
(in millions, except percentages)	Operating Income	Percentage of Net Sales
Operating Income	$608	14.4%
Amortization of purchased intangible assets	222	5.3%
Impairment related charges and other costs	14	0.3%
Business combination related costs and fair value adjustments	14	0.3%

Adjusted Operating Income	$858	20.3%

DENTSPLY SIRONA INC. – Proxy Statement     A-5

            DENTSPLY SIRONA CORPORATE HEADQUARTERS

            13320 BALLANTYNE CORPORATE PLACE

            CHARLOTTE, NC 28277

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 21, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/XRAY2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 21, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12972-P84010                        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENTSPLY SIRONA INC. The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Eric K. Brandt	☐	☐	☐

1b. Simon D. Campion	☐	☐	☐

1c. Willie A. Deese	☐	☐	☐

1d. Betsy D. Holden	☐	☐	☐

1e. Clyde R. Hosein	☐	☐	☐

1f. Harry M. Kraemer, Jr.	☐	☐	☐

1g. Gregory T. Lucier	☐	☐	☐

1h. Jonathan J. Mazelsky	☐	☐	☐

1i. Leslie F. Varon	☐	☐	☐

1k. Janet S. Vergis	☐	☐	☐

1l. Dorothea Wenzel	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2023.		☐	☐	☐

3. Approval, by non-binding vote, of the Company’s executive compensation for 2022.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

4. Approval, on a non-binding advisory basis, of the frequency of holding the say-on-pay vote.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DENTSPLY SIRONA CORPORATE HEADQUARTERS

13320 Ballantyne Corporate Place

Charlotte, NC 28277

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V12973-P84010

DENTSPLY SIRONA INC.

Annual Meeting of Stockholders

May 24, 2023 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of DENTSPLY SIRONA Inc. (the “Company”) hereby appoints Richard C. Rosenzweig and Simon D. Campion, or either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $0.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/XRAY2023 on Wednesday, May 24, 2023 commencing at 8:00 AM, Eastern Time, and at any adjournment or postponement thereof, as indicated on the reverse side. The proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan. I hereby instruct you to (a) vote the shares of Common Stock, par value $0.01 per share (“Common Stock”) of Company allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company’s Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 23, 2023 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Sunday, May 21, 2023, for the Trustee to vote the Plan shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side